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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Oppenheimer Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OPPENHEIMER HOLDINGS INC.
85 Broad Street
New York, NY 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2015

To our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPPENHEIMER HOLDINGS INC., a Delaware corporation (the "Company"), will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center on Monday, May 11, 2015, at the hour of 4:30 P.M. (New York time) for the following purposes:

  1.
  To elect eight directors;

  2.
  To ratify the appointment of Deloitte & Touche LLP as auditors of the Company for 2015 and authorize the Audit Committee to fix the auditors' remuneration;

  3.
  To approve the Performance-Based Compensation Agreement described in the accompanying proxy statement; and

  4.
  To transact such other business as is proper at such meeting or any adjournments thereof.

        Holders of Class A non-voting stock of the Company are entitled to attend and speak at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class A non-voting common stock are not entitled to vote with respect to the matters referred to above.

        Only holders of Class B voting common stock of record at the close of business on March 20, 2015 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class B voting common stock who are unable to attend the meeting in person are requested to date, sign and return the enclosed form of proxy for use by holders of Class B voting common stock.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 is available on the Company's website at www.opco.com. Paper copies are available, free of charge, upon request.

By Order of the Board of Directors,

Dennis P. McNamara
Secretary

New York, New York
March 26, 2015

OPPENHEIMER HOLDINGS INC.

PROXY STATEMENT

SUMMARY

        This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making a decision with respect to the proposals described in this proxy statement. You should read in its entirety this summary, together with the more detailed information in this proxy statement, as well as our Annual Report on Form l0-K for the year ended December 31, 2014, which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com.

        Unless otherwise provided in this proxy statement, references to the "Company," "Oppenheimer Holdings," "we," "us," and "our" refer to Oppenheimer Holdings Inc., a Delaware corporation.

 Oppenheimer Holdings Inc.

        The Company is a holding company which, through its subsidiaries, is a leading middle-market investment bank and full service financial services firm. Through our operating subsidiaries, we provide a broad range of financial services, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, and investment advisory and asset management services. We own, directly or through subsidiaries, Oppenheimer & Co. Inc., a New York-based securities broker-dealer, Oppenheimer Asset Management Inc., a New York-based investment advisor, Freedom Investments Inc., a discount securities broker-dealer based in New Jersey, Oppenheimer Trust Company, a Delaware limited purpose bank, Oppenheimer Multifamily Housing and Healthcare Finance, Inc., a Federal Housing Administration approved mortgage lending and servicing corporation based in Pennsylvania, and OPY Credit Corp., a dealer in syndicated loans. The Company also has subsidiaries operating in the United Kingdom, Isle of Jersey, Switzerland, Israel, and Beijing and Hong Kong, China. The telephone number and address of our registered office is (212) 668-8000 and 85 Broad Street, New York, NY10004.

        This proxy statement is dated March 26, 2015 and is first being mailed to stockholders on or about March 27, 2015.

        Set forth below in a question and answer format is general information regarding the Annual Meeting of Stockholders, or the Meeting, to which this proxy statement relates.

Questions and Answers about the Matters to be Acted Upon

Q.
What is the purpose of the Meeting?

A.
The purpose of the Meeting is to elect eight directors, to ratify the appointment of our auditors for 2015 and authorize the Audit Committee to fix the auditors' remuneration, to approve the Performance-Based Compensation Agreement appearing in Annex A to this proxy statement, and to transact such other business as is proper at the Meeting.

Q.
Where will the Meeting be held?

A.
The Meeting will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center on Monday, May 11, 2015, at the hour of 4:30 P.M. (New York time).

Q.
Who is soliciting my vote?

A.
Our management is soliciting your proxy to vote at the Meeting. This proxy statement and form of proxy were first mailed to our stockholders on or about March 27, 2015. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement and all information accompanying this proxy statement.

Q.
Who is entitled to vote at the Meeting?

A.
The record date for the determination of stockholders entitled to receive notice of the Meeting is March 20, 2015. In accordance with the provisions of the General Corporation Law of the State of Delaware, or the DGCL, we will prepare a list of the holders of our Class B voting common stock, or the Class B Stockholders, as of the record date. Class B Stockholders named in the list will be entitled to vote their Class B voting common stock, or Class B Stock, on the matters to be voted on at the Meeting.

Q.
What am I voting on?

A.
The Class B Stockholders are entitled to vote on the following proposals:

(1)
The election of R. Crystal, W. Ehrhardt, M.A.M. Keehner, A.G. Lowenthal, R.S. Lowenthal, K.W. McArthur, A.W. Oughtred and E.K. Roberts as directors;

(2)
The ratification of the appointment of Deloitte & Touche LLP as our auditors for 2015 and the authorization of the Audit Committee to fix the auditors' remuneration;

(3)
The approval of the Performance-Based Compensation Agreement appearing as Annex A to this proxy statement; and

(4)
Any other business as may be proper to transact at the Meeting.

Q.
What are the voting recommendations of the Board of Directors?

A.
The Board of Directors recommends the following votes:

•
FOR the election of the nominated directors;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our auditors for 2015 and the authorization of our Audit Committee to fix the auditors' remuneration; and

•
FOR the Performance-Based Compensation Agreement appearing as Annex A to this proxy statement.

Q.
Will any other matters be voted on?

A.
The Board of Directors does not intend to present any other matters at the Meeting. The Board of Directors does not know of any other matters that will be brought before our Class B Stockholders for a vote at the Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to A.G. Lowenthal and D.P. McNamara, as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.
How many votes do I have?

A.
Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the close of business on the record date.

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

  Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.
How do I vote?

A.
If you are a Class B Stockholder of record, there are two ways to vote:

•
By completing and depositing your proxy with our transfer agent at least 48 hours prior to the commencement of the Meeting; or

•
By written ballot at the Meeting.

  If you are a Class B Stockholder and you return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Matters 1, 2 and 3 and will use their discretion on any other matters that are submitted for stockholder vote at the Meeting.

  Class B Stockholders who are not stockholders of record and who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, Class B Stockholders who are not stockholders of record will either: (i) be provided with a proxy executed by the intermediary, as the stockholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the stockholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner and may not vote in the event that no instructions are received.

Q.
Can I change my vote or revoke my proxy?

A.
A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder's attorney-in-fact either (i) at our registered office at any time up to and including the last business day preceding the day of the Meeting or any adjournments thereof or (ii) with our Secretary on the day of the Meeting or any adjournments thereof or in any other manner permitted by law. A stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering a written notice of revocation to our Secretary. A stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting.

Q.
How are votes counted?

A.
We will appoint an Inspector of Election at the Meeting. The Inspector of Election is typically a representative of our transfer agent. The Inspector of Election will collect all proxies and ballots and tabulate the results.

Q.
Who pays for soliciting proxies?

A.
We will bear the cost of soliciting proxies from our Class B Stockholders. It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

Q.
What is the quorum requirement of the Meeting?

A.
A quorum for the consideration of Matters 1, 2 and 3 shall be Class B Stockholders present in person or by proxy representing not less than a majority of the outstanding Class B Stock.

Q.
What are broker non-votes?

A.
Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes and abstentions will not affect the outcome of the matters being voted on at the Meeting, assuming that a quorum is obtained.

Q.
What vote is required to approve each proposal?

A.
Matter No. 1, election of directors. The election of each of the directors nominated requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

  Matter No. 2, appointment of auditors. The ratification of the appointment of the auditors for 2015 and the authorization of the Audit Committee to fix the auditors' remuneration requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

  Matter No. 3, approval of performance-based compensation agreement. The approval of the Performance-Based Compensation Agreement requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

  Mr. Albert G. Lowenthal, our Chairman and Chief Executive Officer, owns 96.4% of the Class B Stock and intends to vote all of such Class B Stock in favor of each of Matters 1, 2 and 3. As a result, each of the matters before the Meeting is expected to be approved. See "Security Ownership of Certain Beneficial Owners and Management."

Q.
Who can attend the Meeting?

A.
All registered holders of our Class A non-voting common stock (Class A Stock), or the Class A Stockholders, and Class B Stockholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.
What does it mean if I get more than one proxy card?

A.
It means that you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.
I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.
If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q.
Multiple stockholders live in my household, and together we received only one copy of this proxy statement. How can I obtain my own separate copy of this document for the Meeting?

A.
You may pick up copies in person at the Meeting or download them from our Internet web site, www.opco.com (click on the link to the Investor Relations page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 668-8000 or by mail to 85 Broad Street, New York, NY 10004, Attention: D.P. McNamara. We cannot guarantee you will receive mailed copies before the Meeting.

Q.
Where can I find the voting results of the Meeting?

A.
We are required to file the voting results in a Current Report on Form 8-K which you can find within four business days of the Meeting on the EDGAR website at www.sec.gov.

Q.
Who can help answer my questions?

A.
If you have questions about the Meeting or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

  D.P. McNamara
  Oppenheimer Holdings Inc.
  85 Broad Street, 22nd Floor
  New York, NY 10004
  (212) 668-8000

  You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled "Where You Can Find More Information."

 THE MEETING

Solicitation of Proxies

        This proxy statement is forwarded to our Class A Stockholders and Class B Stockholders in connection with the solicitation of proxies by our management from the Class B Stockholders for use at our Annual Meeting of Stockholders to be held on Monday, May 11, 2015, at the hour of 4:30 P.M. (New York time) at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center and at any adjournments thereof for the purposes set forth in the Notice of Meeting, which accompanies this proxy statement. This proxy statement is dated March 26, 2015 and is first being mailed to stockholders on or about March 27, 2015.

        The record date for the determination of stockholders entitled to receive notice of the Meeting is March 20, 2015. In accordance with the provisions of the DGCL, we will prepare a list of the Class B Stockholders as of the record date. Class B Stockholders named in the list will be entitled to vote the Class B Stock owned by them on all matters to be voted on at the Meeting.

        It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

        No person is authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this proxy statement. Except as otherwise stated, the information contained in this proxy statement is given as of March 13, 2015.

        We have distributed copies of the Notice of Meeting, this proxy statement, and form of proxy for use by the Class B Stockholders to intermediaries such as clearing agencies, securities dealers, banks and trust companies or their nominees for distribution to our non-registered stockholders whose shares are held by or in the custody of such intermediaries. Intermediaries are required to forward these documents to non-registered Class B Stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2014 is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. The solicitation of proxies from non-registered Class B Stockholders will be carried out by the intermediaries or by us if the names and addresses of Class B Stockholders are provided by the intermediaries. Non-registered Class B Stockholders who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, non-registered Class B Stockholders will either: (i) be provided with a proxy executed by the intermediary, as the registered stockholder, but otherwise uncompleted and the non-registered holder may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the registered stockholder, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the non-registered holder and may not vote in the event that no instructions are received.

Class A Stock and Class B Stock

        We have authorized and issued Class A Stock and Class B Stock which are equal in all respects except that the holders of Class A Stock, as such, are not entitled to vote at meetings of our stockholders except as entitled to vote by law or pursuant to our Certificate of Incorporation. Class A Stockholders are not entitled to vote the Class A Stock owned or controlled by them on the matters identified in the Notice of Meeting to be voted on.

        Generally, Class A Stockholders are afforded the opportunity to receive notices of all meetings of stockholders and to attend and speak at such meetings. Class A Stockholders are also afforded the opportunity to receive all informational documentation sent to the Class B Stockholders.

        Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the record date for the Meeting.

Appointment and Revocation of Proxies

        Each of Albert G. Lowenthal and Dennis P. McNamara (the "Management Nominees") has been appointed by the Board of Directors to serve as the proxy for the Class B Stockholders at the Meeting.

        Class B Stockholders have the right to appoint persons, other than the Management Nominees, who need not be stockholders, to represent them at the Meeting. To exercise this right, the Class B Stockholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this proxy statement or may submit another form of proxy.

        Proxies must be deposited with our transfer agent, Computershare Shareholder Services LLC (formerly Bank of New York Mellon Shareholder Services), at its address at Computershare, PO Box 30170, College Station, TX 77842-3170, no later than 48 hours prior to the commencement of the Meeting in order for the proxies to be used at the Meeting.

        Class B Stock represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the Class B Stockholder has directed otherwise, (i) for the election of each of the nominated Directors (Matter 1 in the Notice of Meeting), (ii) for the ratification of the appointment of the auditors for 2015 and authorization of the Audit Committee to fix the remuneration of the auditors (Matter 2 in the Notice of Meeting), and (iii) for the approval of the Performance-Based Compensation Agreement appearing as Annex A to this proxy statement (Matter 3 in the Notice of Meeting).

        Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters which are not known to management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

        A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder's attorney-in-fact either at our registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, or with our Secretary on the day of the Meeting or any adjournments thereof or in any other manner permitted by law. A Class B Stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting. In addition, a Class B Stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary.

        Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Meeting, assuming that a quorum is obtained.

 MATTER NO. 1

ELECTION OF DIRECTORS

Director Nomination Process

        Our Bylaws provide that our Board of Directors consists of no less than three and no more than eleven directors to be elected annually. The term of office for each director is from the date of the meeting of stockholders at which the director is elected until the close of the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated, in accordance with our Bylaws.

        The Nominating and Corporate Governance Committee of the Board has recommended and the directors have determined that eight directors are to be elected at the Meeting. Mr. Morris Goldfarb has advised he does not wish to stand for re-election as a director for personal reasons. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion.

        The following sets out information with respect to the proposed nominees for election as directors as recommended by the Nominating and Corporate Governance Committee, in accordance with the Nominating and Corporate Governance Committee Charter (available at www.opco.com). The Nominating and Corporate Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our stockholders. The election of the directors nominated requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION.

  Director Nominees and Executive Officers

        The following table, and the notes thereto, provide information regarding our director nominees and executive officers.

Nominees for Election as a Director

R. Crystal Age: 74 Independent	Mr. Crystal joined the Board in 1992. Mr. Crystal, now retired, was Counsel to Seyfarth Shaw LLP (law firm) from December 1, 2008 until May 31, 2012, practicing real estate law. Mr. Crystal's legal background brings strong governance, legal and business skills to our Board, important to the oversight of the Company's legal concerns, governance policies and procedures and enterprise and operational risk management. Mr. Crystal is Chairman of the Nominating and Corporate Governance Committee. Mr. Crystal is A.G. Lowenthal's first cousin and R.S. Lowenthal's second cousin.

Board and Committees	Attendance Overall attendance: 90%
Board	7 of 8
Nominating and Corporate Governance	3 of 3

W. Ehrhardt Age: 71 Independent	Mr. Ehrhardt joined the Board in 2008. He is a retired senior audit partner formerly with Deloitte & Touche LLP, New York with over 30 years of professional experience primarily in the banking and securities and insurance industries. While in the practice of public accounting, Mr. Ehrhardt supervised the audits of the firms largest multinational financial services clients. In addition, Mr. Ehrhardt participated in numerous firm-wide initiatives relating to the audit practice and related quality control matters and served as Partner in Charge of the Tri-State Financial Services Assurance and Advisory Practice. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. Ehrhardt brings strong accounting and financial skills and experience to the Company which is important to the oversight of the Company's financial reporting and enterprise and operational risk management. Mr. Ehrhardt is Chairman of the Audit Committee and a member of the Compensation Committee.

Board and Committees	Attendance Overall attendance: 100%
Board	8 of 8
Audit	5 of 5
Compensation	6 of 6

M.A.M. Keehner Age: 71 Independent	Mr. Keehner joined the Board in 2008. At present, he is an Adjunct Professor of Finance and Economics and a Faculty Leader at the Sanford C. Bernstein & Co. Center for Leadership and Ethics at Columbia Business School and a consultant. Mr. Keehner has a long history of financial services industry management and professional experience. Previously, Mr. Keehner served in various capacities at Kidder Peabody Group for more than 20 years, leaving in 1994 as a member of its Executive and Audit Committees and Board of Directors, as well as Executive Managing Director of Kidder, Peabody and Co., Inc. in charge of its domestic brokerage system. Earlier positions included President of Kidder, Peabody International Corporation, and President and CEO of KP Exploration Inc., Kidder's oil and gas exploration arm, and management of several investment banking groups. Mr. Keehner's industry and academic backgrounds bring strong industry, finance and governance skills to our Board, important to the oversight of the Company's financial reporting and enterprise and operational risk management. Mr. Keehner is Chairman of our Compensation Committee and a member of our Audit and Nominating and Corporate Governance Committees.

Board and Committees	Attendance Overall attendance 100%
Board	8 of 8
Audit	5 of 5
Compensation	6 of 6
Nominating and Corporate Governance	3 of 3

A.G. Lowenthal Age: 69 Not Independent	Mr. Lowenthal joined the Board in 1985. Mr. Lowenthal is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1985. Mr. Lowenthal has worked in the securities industry since 1967. Mr. Lowenthal's extensive experience in the securities industry and as Chief Executive of our Company gives him unique insights into the Company's challenges, opportunities and operations. Since his arrival at the Company, Mr. Lowenthal has built the Company through acquisition and organic growth taking stockholders' equity from $5 million to $534 million at December 31, 2014. Mr. Lowenthal is Mr. Crystal's first cousin. Mr. Lowenthal is R.S. Lowenthal's father.

Board and Committees	Attendance Overall attendance 100%
Board	8 of 8

R.S. Lowenthal Age: 38 Not Independent	Mr. Lowenthal joined the Board in May 2013. Mr. Lowenthal joined the Company in 1999 as head of the Company's information technology department. In mid-2007, Mr. Lowenthal became Managing Director of the Company's Taxable Fixed Income business, and in mid-20l2, Mr. Lowenthal took over responsibility for oversight of our public finance and municipal trading departments. Currently, Mr. Lowenthal is Senior Managing Director and Head of Oppenheimer & Co. Inc.'s Fixed Income business. Mr. Lowenthal is a member of the Oppenheimer & Co. Inc. Management, Risk Management, Asset Management Investment Oversight, and New Products Committees. Mr. Lowenthal has an undergraduate degree from Washington University in St. Louis and an MBA from Columbia University. Mr. Lowenthal's years with the Company bring an inside perspective to Board discussions as well as a strong connection to management, important to the oversight of the Company's financial reporting and enterprise and operational risk management. Mr. Lowenthal is A.G. Lowenthal's son and Mr. Crystal's second cousin.

Board and Committees	Attendance Overall attendance 100%
Board	8 of 8

K.W. McArthur Age: 79 Independent	Mr. McArthur joined the Board in 1996. Mr. McArthur is our Lead Director. Mr. McArthur is President and Chief Executive Officer of Shurway Capital Corporation (a private investment company). Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Mr. McArthur has a long history of securities industry experience, serving as CFO of a major Canadian investment dealer for 20 years. Between July 1989 and January 1993, Mr. McArthur was a Senior Vice-President of Nesbitt Thomson Inc. and between January 1992 and July 1993 Mr. McArthur was a Senior Vice-President of Bank of Montreal Investment Counsel Limited. Mr. McArthur was a member of the Independent Review Committee for BMO Mutual Fund for 15 years until June 30, 2010 and was a member of the Pension Investment Committee for Canada Post for 10 years until December 31, 2010. Mr. McArthur's strong accounting skills and experience in the securities industry are important to the oversight of the Company's financial reporting and enterprise and operational risk management. Mr. McArthur is a member of the Audit Committee.

Board and Committees	Attendance Overall attendance 100%
Board	8 of 8
Audit	5 of 5

A.W. Oughtred Age: 72 Independent	Mr. Oughtred joined the Board in 1979. Mr. Oughtred, now retired, was Counsel from January 1, 2009 to May 31, 2009 and prior to December 31, 2008 a Partner at Borden Ladner Gervais LLP (law firm). Mr. Oughtred practiced corporate law. Mr. Oughtred brings strong governance, legal, business and financial industry knowledge to our Board, important to the oversight of the Company's financial reporting, enterprise and operational risk management and governance policy. Mr. Oughtred is a director of CI Financial Corp., the shares of which are listed on the Toronto Stock Exchange, and Belmont House. Mr. Oughtred is certified as an Institute of Corporate Directors (Canada) certified director (ICD.D). Mr. Oughtred is a member of the Compensation and Nominating and Corporate Governance Committees.

Board and Committees	Attendance Overall attendance 100%
Board	8 of 8
Compensation	6 of 6
Nominating and Corporate Governance	3 of 3

E.K. Roberts Age: 63 Not Independent	Ms. Roberts joined the Board in 1977. Ms. Roberts, now retired, was President, Treasurer and principal financial and accounting officer of the Company from 1977 to March 28, 2013. Ms. Roberts is a member of the Institute of Chartered Accountants of Ontario. Ms. Roberts' many years with the Company bring a historical perspective to Board discussions, important to the oversight of the Company's financial reporting and enterprise and operational risk management.

Board and Committees	Attendance Overall attendance 100%
Board	8 of 8

Notes:

(1)
There is no Executive Committee of the Board of Directors. Messrs. Ehrhardt, Keehner and McArthur are members of the Audit Committee. Messrs. Crystal, Keehner and Oughtred are members of the Nominating and Corporate Governance Committee. Messrs. Ehrhardt, Goldfarb, Keehner and Oughtred are members of the Compensation Committee.

None of the nominees has been involved in any events within the past 10 years that could be considered material to an evaluation of the director.

Executive Officers

        Our executive officers consist of A.G. Lowenthal, our Chairman and Chief Executive Officer, whose background is described above, and Mr. Alfano, our Chief Financial Officer and principal financial and accounting officer, whose background is described below.

J. Alfano Age: 45	The Company appointed Jeffrey J. Alfano as its principal financial and accounting officer effective March 29, 2013. Mr. Alfano has been Executive Vice President and the Chief Financial Officer of Oppenheimer & Co. Inc. since April 2006 and Chief Financial Officer of the Company since May 2011. Mr. Alfano also serves as a member of Oppenheimer's Management, Risk Management, Credit, Financial Reporting, International, Asset Management Investment Oversight and New Products Committees. Prior to joining Oppenheimer, Mr. Alfano was an audit partner with Deloitte & Touche LLP where he spent 14 years in Deloitte's securities industry practice serving clients by providing audit and business advisory services out of their New York, Tokyo and Seattle offices. Mr. Alfano has an undergraduate degree from Michigan State University and an MBA from Columbia University. Mr. Alfano is a member of the Financial Management Society of the Securities Industry and Financial Markets Association (SIFMA), the American Institute of Certified Public Accountants, and the New York State Society of Certified Public Accountants, and sits on the AICPA Stockbrokerage and Investment Banking Expert Panel.

Board Leadership Structure

        The Board believes that the Company's Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company's business strategy, history and capabilities, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management add different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and, in some cases, outside the industry, while the Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates strategy development and execution, and enhances the flow of information between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management for our Company.

Lead Director

        K.W. McArthur, an independent director who serves on the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The role of the Lead Director is to assure the independence of the Board from management. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of Board meetings, and facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that may be assigned to the Lead Director by the Board.

Executive Sessions

        Pursuant to the Company's Corporate Governance Guidelines, non-management directors of the Board meet on a regularly scheduled basis and otherwise as the independent directors determine without the presence of management. The Lead Director, Mr. K.W. McArthur, chairs these sessions. An executive session took place, in camera, at every scheduled Board meeting held in 2014. To ensure strong communication with the Chief Executive Officer, the independent directors may meet with the CEO alone as the independent directors determine.

Board of Directors and Committee Meetings Held

        During 2014, the following numbers of Board and committee meetings were held:

Board of Directors	8
Audit Committee	5
Compensation Committee	6
Nominating and Corporate Governance	3

        There is no Executive Committee of the Board of Directors.

Meeting Attendance

        Last year there were eight meetings of the Board. We are pleased that all but two of our nine directors attended 100% of the total meetings of the Board and committees of the Board in 2014. One director was unable to attend one board meeting, and another director was unable to attend two board meetings, in 2014.

        In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and other members of senior management and each other regarding matters of interest and concern to the Company. It is our policy that our directors attend our stockholders meetings and, at the last Annual Meeting of Stockholders held on May 12, 2014, eight of the nine directors attended.

Risk Management

        The Board, as a whole and also at the committee level, has an active role in overseeing the management of the Company's strategic, operational, financial and compliance risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. The Company's Compensation Committee is responsible for overseeing the Company's executive compensation arrangements and assuring that financial incentives for management and employees are appropriate and mitigate against, rather than encourage, employees taking excessive risk exposure with firm capital. Please see "Compensation Policies and Risk" on page 44 for further information. The Audit Committee oversees management of compliance, operational and financial risks. The Company also has a number of internal risk-oversight committees and functions. The Company's internal Risk Management Committee (composed of management employees) is charged with assessing, reviewing and monitoring the risk environment in which the Company operates, and reports its findings and considerations to the Audit Committee at each regularly scheduled quarterly meeting and more frequently, as needed. The Nominating and Corporate Governance Committee manages risks associated with the governance of the Company, including the composition, responsibilities and independence of the Board of Directors and ethical and regulatory issues including conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Corporate Governance

        Our Class A Stock is listed on the NYSE. We are subject to the corporate governance listing standards of the NYSE, the applicable rules of the Securities and Exchange Commission (the "SEC"), the provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank").

        Our Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee and our Board of Directors continue to monitor regulatory changes and best practices in corporate governance and consider amendments to our practices and policies as appropriate.

        Our Corporate Governance Guidelines, and all committee charters, as well as our Code of Conduct and Business Ethics for Directors, Officers and Employees and our Whistleblower Policy, are posted on our website at www.opco.com.

Board of Directors

        The fundamental responsibility of the Board of Directors is to oversee the management of our business with a view to maximizing stockholder value and ensuring corporate conduct in a legal and ethical manner through a system of corporate governance and internal controls appropriate to our business. The Board of Directors has adopted a statement of Corporate Governance Guidelines to which it adheres. We have a Code of Conduct and Business Ethics for Directors, Officers and Employees which is posted on our website — www.opco.com. No waivers were granted in 2014 or to date in 2015 under the Code of Conduct and Business Ethics for any directors, officers or employees.

        In fulfilling its mandate, the Board's responsibilities include:

  •
  monitoring and overseeing the Company's strategic planning;

  •
  monitoring the performance of the Company's business, evaluating opportunities and risks, and controlling risk;

  •
  monitoring systems for audit, internal control and information management systems;

  •
  developing, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management's responsibilities and developing or approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting;

  •
  monitoring the performance of senior management of the Company, including the Chief Executive Officer;

  •
  satisfying itself as to the integrity of the Chief Executive Officer and other senior management and ensuring that they create a culture of integrity throughout the Company;

  •
  succession planning for senior management and directors;

  •
  remuneration of the executive officers and reviewing the general compensation policies of the Company;

  •
  governance, including composition and effectiveness of the Board;

  •
  monitoring compliance with the Code of Conduct and Business Ethics (the "Code") adopted by the Board; and

  •
  considering and approving, if determined by the Board to be advisable, any waiver from the Code granted to directors or senior management of the Company.

Director Independence

        Six of our current nine directors are independent as required by the NYSE Corporate Governance Rules. To be considered independent under these rules, the Board of Directors must determine that a director has no direct or indirect material relationship with us. The Board of Directors determined that Messrs. Crystal, Ehrhardt, Keehner, McArthur and Oughtred are independent directors, and that Mr. A.G. Lowenthal, our Chairman of the Board of Directors and Chief Executive Officer, and Mr. R.S. Lowenthal, Senior Managing Director and Head of Oppenheimer& Co. Inc.'s Fixed Income business and son of Mr. A.G. Lowenthal, are not independent. Ms. Roberts, formerly our President, Treasurer and principal financial and accounting officer, retired from her offices with the Company and its subsidiaries on March 28, 2013. Given her historical relationship with the Company, she is not deemed independent at this time. Mr. Goldfarb, who was determined to be an independent director, has advised he does not wish to stand for re-election to the Board of Directors for personal reasons.

        The Board of Directors has not adopted formal categorical standards to assist in determining independence. The Board has considered the types of relationships that could be relevant to the independence of a director of the Company. These relationships are described in Schedule A to the Company's Corporate Governance Guidelines which are posted on our website at www.opco.com. The Board of Directors has considered the relationship of each director and has made a determination that the six of our current nine directors are independent.

        Mr. Crystal, now retired, was Counsel to the law firm of Seyfarth Shaw LLP from December 1, 2008 until May 31, 2012. Seyfarth Shaw LLP does not have a significant relationship with us. Mr. Crystal is A.G. Lowenthal's first cousin and R.S. Lowenthal's second cousin. Because Mr. Crystal is not an immediate family member with either A.G. Lowenthal or R.S. Lowenthal within the meaning of the New York Stock Exchange ("NYSE") Listed Company Manual or the standards of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, for the reason set forth above, we do not believe this relationship is material for purposes of determining that he is an independent director.

        At each regular Board and Audit Committee meeting, the independent directors are afforded an opportunity to meet and have met in the absence of management. During 2014, seven of the eight board meetings were regular meetings and at four of these meetings the independent directors met in the absence of management. Additionally, at regular meetings of the Audit Committee (five regular meetings annually), the members of the Audit Committee, all of whom are independent, are afforded the opportunity to meet with the independent auditors and the managers of the Company's Internal Audit Group and compliance functions, all in the absence of management.

        The independent directors and the directors that are not independent understand the need for directors to be independent-minded and to assess and question management initiatives and recommendations from an independent perspective. The Board of Directors' Lead Director, Mr. K.W. McArthur, is an independent director who, among other things, chairs sessions of the independent directors.

Orientation and Continuing Education

        The Nominating and Corporate Governance Committee of the Board of Directors, as required by its charter, is responsible for the orientation of new directors to our business and overseeing the continuing education needs of all directors.

        The Board of Directors encourages the directors to maintain the skill and knowledge necessary to meet their obligations as directors. This includes support for director attendance at continuing education sessions and making available newsletters and other written materials. Our directors understand the need to maintain their knowledge and skills and avail themselves of director education literature and programs.

Board and Committee Assessments

        The Board conducts a self-evaluation annually to determine whether it and its Committees are functioning effectively.

Board Committees

        The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the NYSE Listed Company Manual and the Company's Corporate Governance Guidelines. The charters of each committee are available on the Company's website at www.opco.com.

Audit Committee

        The Board of Directors has an Audit Committee composed of three independent directors, the duties of which are set forth below.

        The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.opco.com. The Audit Committee:

  •
  has sole authority and responsibility to nominate independent auditors for ratification by stockholders and to approve all audit engagement fees and terms (see Matter 2);

  •
  reviews annual, quarterly and all legally required public disclosure documents containing financial information that are submitted to the Board of Directors;

  •
  reviews the nature, scope and timing of the annual audit carried out by the external auditors and reports to the Board of Directors;

  •
  evaluates the external auditors' performance for the preceding fiscal year and reviews their fees and makes recommendations to the Board of Directors;

  •
  pre-approves the audit, audit related and non-audit services provided by our independent auditors and the fee estimates for such services;

  •
  reviews internal financial control policies, procedures and risk management and reports to the Board of Directors;

  •
  meets regularly with business unit leaders to understand their risk management procedures;

  •
  meets with the external auditors quarterly to review quarterly and annual financial statements and reports and to consider material matters which, in the opinion of the external auditors, should be brought to the attention of the Board of Directors and the stockholders;

  •
  reviews and directs the activities of our internal audit department, meets regularly with internal audit, legal and compliance personnel and reports to the Board of Directors;

  •
  reviews accounting principles and practices;

  •
  reviews management reports with respect to litigation, capital expenditures, tax matters and corporate administration charges and reports to the Board of Directors;

  •
  reviews related party transactions;

  •
  reviews internal control policies and procedures with management and reports to the Board of Directors;

  •
  reviews changes in accounting policies with the external auditors and management and reports to the Board of Directors;

  •
  reviews and approves changes to or waivers of our Code of Conduct and Business Ethics for Senior Executive, Financial and Accounting Officers; and

  •
  annually reviews the Audit Committee Charter and recommends and makes changes thereto as required.

        All of the members of the Audit Committee are financially literate. The Board of Directors has determined that the Audit Committee includes two financial experts and that Messrs. W. Ehrhardt and K.W. McArthur, the financial experts, are independent as defined in Rule 10 A-3(b) of the Exchange Act and Section 303A.02 of the NYSE's Listed Company Manual. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Currently, none of the members of the Audit Committee simultaneously serves on the audit committee of any other public company.

Compensation Committee

        The Board of Directors has adopted a Compensation Committee Charter, a copy of which is posted on our website at www.opco.com. Pursuant to its charter, the Compensation Committee's objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of the Company's corporate risk management objectives. The Compensation Committee has four members, all of whom are independent.

        The Compensation Committee:

  •
  makes recommendations to the Board of Directors with respect to our compensation policies;

  •
  reviews recommendations made by the chief executive officer with respect to the salary, bonus and benefits paid and provided to our senior management (except the chief executive officer) and makes recommendations to the Board of Directors with respect to the compensation of senior management including the chief executive officer;

  •
  authorizes grants of stock options and stock awards and recommends modifications to our incentive compensation plans;

  •
  grants certain compensation awards to our senior management based on criteria linked to the performance of the individual and/or our company;

  •
  administers the Performance-Based Compensation Agreement between us and Mr. A.G. Lowenthal;

  •
  reviews our compensation arrangements for our independent directors and makes recommendations on changes thereto when appropriate;

  •
  monitors compliance with the criteria of our performance-based awards or grants;

  •
  makes awards under and administers our Stock Appreciation Rights Plan; and

  •
  reviews and approves our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee Charter, a copy of which is posted on our website at www.opco.com, provides that the Nominating and Corporate Governance Committee is responsible for ensuring that our Board of Directors is composed of directors who are fully able and fully committed to serve the best interests of our stockholders. Factors considered by the Nominating and Corporate Governance Committee in assessing director performance and, when needed, recruiting new directors include skills, character, judgment, experience, ethics, integrity and compatibility with the existing Board of Directors.

        The Nominating and Corporate Governance Committee has three members, all of whom are independent. The duties of this Committee are set out as follows:

  •
  identify individuals qualified to become Board members;

  •
  recommend additions to the Board and persons to fill vacancies on the Board;

  •
  ensure that the Board is kept up to date with respect to the regulatory environment relevant to governance issues;

  •
  maintain an orientation program for new directors and oversee the continuing education needs of directors;

  •
  oversee the evaluation of the Board and management;

  •
  make recommendations to assure the efficiency of Board meetings;

  •
  develop, review and make recommendations with respect to our Corporate Governance Guidelines; and

  •
  review and approve governance reports for publication in our management proxy statement and Annual Report on Form 10-K.

        The Nominating and Corporate Governance Committee will give appropriate consideration to board nominees recommended by Class B Stockholders. Nominees recommended by Class B Stockholders will be evaluated in the same manner as other nominees. Class B Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our Annual Meeting of Stockholders to be held in 2016 may do so by submitting in writing such nominee's name, in compliance with the procedures and along with the other information required by our Bylaws and Regulation 14A under the Exchange Act (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to our Secretary, at 85 Broad Street, 22nd Floor, New York, NY 10004 within the time frames set forth under the heading "Stockholder Proposals."

Director Compensation

        The following table describes director compensation for the year ended December 31, 2014 paid to the directors other than A.G. Lowenthal and R.S. Lowenthal, who receive no compensation in connection with their service on our Board of Directors.

 2014 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Restricted Stock Awards ($)	Total ($)
(a)	(b)(1)	(c)(2)	(d)(2)(3)	(e)
R. Crystal	$93,000	$—	$46,640	$139,640
W. Ehrhardt	$119,000	$—	$46,640	$165,640
M. Goldfarb	$81,000	$—	$46,640	$127,640
M.A.M. Keehner	$110,000	$—	$46,640	$156,640
K.W. McArthur	$109,000	$—	$46,640	$155,640
A.W. Oughtred	$90,000	$—	$46,640	$136,640
E.K. Roberts (4)	$94,000	$—	$46,640	$140,640

Notes to 2014 Director Compensation Table

(1)
In the year ending December 31, 2014, we paid directors' fees as follows:

Annual Retainer Fee	$50,000
Board Meeting Fees	$5,000 per meeting attended in person and $2,000 per meeting attended by telephone
Committee Meeting Fees	$1,000 per meeting attended
Lead Director and Chairman of the Audit Committee	$25,000
Committee Chairmen, except Audit Committee	$15,000
(2)
The values of stock options and restricted stock awards (granted under the 2014 Incentive Plan) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 15 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014 which is available on our web site at www.opco.com or in paper on request. Details of stock options and restricted stock awards held by the Named Executives appear in the "Outstanding Equity Awards Table" and notes thereto, appearing below. Details of options and restricted stock held by our non-employee directors appear below under "Director Stock-Based Compensation."

(3)
Non-employee directors receive annual stock awards of restricted Class A non-voting common stock as determined by the full Board of Directors (2,000 restricted shares each on January 2, 2014 and 2,000 restricted shares each on January 28, 2015) which vest as follows: 25% six months from the initial grant date and 25% on each subsequent July 1. Directors are expected to accumulate and hold at least 6,000 shares of the Company's Class A non-voting common stock and have three years to achieve that position.

(4)
In addition to the Director Compensation described above, Ms. Roberts received $15,000 in consulting fees during 2014 for services rendered during such year, as well as 4,618 shares of Class A non-voting stock (value realized on vesting of $199,883), which vested on February 24, 2014 pursuant to compensation arrangements related to her previous employment with the Company.

        In 2014, the directors were paid directors' fees of $696,000 in the aggregate. Directors are reimbursed for travel and related expenses incurred in attending board and committee meetings. The directors who are not our employees are also entitled to the automatic grant of stock awards under our 2006 Equity Incentive Plan pursuant to a formula set out in the plan. Reference is made to the table under "Director Stock-based Compensation," below. Directors who are our employees are not entitled to receive compensation for their service as directors.

        The Company has not made contributions to any tax exempt organizations in which an independent director serves as an executive officer.

        We operate in a challenging marketplace in which our success depends upon, among other things, our ability to attract and retain non-employee directors of the highest caliber. The Board believes that we must offer a competitive non-employee director compensation program if we are to successfully attract and retain the best possible candidates for these important positions of responsibility. Accordingly, we reviewed our practices against those of our peers and general trends in director compensation and, on December 14, 2011, the Board of Directors approved changes in non-employee director compensation. Director compensation for 2015 remains the same as for 20l4, described in (1) of the Notes to the 2014 Director Compensation Table above.

        In addition, the Board approved an amendment to the Company's 2006 Equity Incentive Plan, which was approved by our stockholders at the 2012 Annual Meeting, which has the effect of replacing a program of automatic stock option grants to non-employee directors with a program of annual restricted stock awards. The 2006 Equity Incentive Plan was merged into our 2014 Incentive Plan during 2014.

Director Stock-based Compensation

        Under our 1996 and 2006 Equity Incentive Plans, non-employee directors were entitled to automatic option grants of 5,000 shares of Class A Stock for each full year of service up to a maximum of options on 25,000 shares of Class A Stock in any five year period. Effective January 1, 2012, the automatic grant of stock options was replaced with annual grants of restricted stock awards. Any stock options granted prior to January 1, 2012 remain in force until they are exercised or expire. The 2006 Equity Incentive Plan was merged into our 2014 Incentive Plan during 2014.

        The following table describes non-employee director stock-based awards held at December 31, 2014 and the numbers of unvested awards, as applicable.

Outstanding Equity Awards Table
As of December 31, 2014

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
R. Crystal	15,000	(1)	5,000	—	$26.21	12/31/15	550(3)	$78,469(3,4,5)	—	—
							1,325(4)
							1,500(5)
W. Ehrhardt	3,750	(2)	1,250	—	$26.21	12/31/15	550(3)	$78,469(3,4,5)	—	—
							1,325(4)
							1,500(5)
M. Goldfarb	—		—	—	—	—	1,500(5)	$34,875(5)	—	—
M.A.M. Keehner	3,750	(2)	1,250	—	$26.21	12/31/15	500(3)	$78,469(3,4,5)	—	—
							1,325(4)
							1,500(5)
K.W. McArthur	3,750	(2)	1,250	—	$26.21	12/31/15	500(3)	$78,469(3,4,5)	—	—
							1,325(4)
							1,500(5)
W. Oughtred	—		—	—	—	—	500(3)	$78,469(3,4,5)	—	—
							1,325(4)
							1,500(5)
E.K. Roberts	—		—	—	—	—	1,500(5)	$34,875(5)	—	—

Notes to Outstanding Equity Awards Table:

(1)
Options for 20,000 shares of Class A non-voting common stock were granted on 1/1/2011 for a five year term with vesting as follows: 25% on 12/31/2012, 12/31/2013, 12/31/2014 and 6/30/2015.

(2)
Options for 5,000 shares of Class A non-voting common stock were granted on 1/1/2011 for a five year term with vesting as follows: 25% on 12/31/2012, 12/31/2013, 12/31/2014 and 6/30/2015.

(3)
Restricted stock award for 2,200 shares of Class A non-voting common stock were granted on 1/3/2012 with vesting as follows: 25% on 7/1/2012, 7/1/2013, 7/1/2014 and 7/1/2015.

(4)
Restricted stock award for 2,650 shares of Class A non-voting common stock were granted on 1/2/2013 with vesting as follows: 25% on 7/1/2013, 7/1/2014, 7/1/2015 and 7/1/2016.

(5)
Restricted stock award for 2,000 shares of Class A non-voting common stock were granted on 1/2/2014 with vesting as follows: 25% on 7/1/2014, 7/1/2015, 7/1/2016 and 7/1/2017

(6)
The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2014 of $23.25.

        On January 28, 2015, the non-employee directors were each granted restricted stock awards of 2,000 shares of Class A Stock. These awards vest in the amount of 25% on each of July 27, 2015, July 1, 2016, July 1, 2017 and July 1, 2018.

 Options Exercised and Stock Vested
For the Year Ended December 31, 2014

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Crystal	—	—	1,713	$41,814
W. Ehrhardt	—	—	1,713	$41,814
M. Goldfarb	—	—	500	$12,205
M.A.M. Keehner	—	—	1,712	$41,790
K.W. McArthur	15,000	$228,900	1,712	$41,790
W. Oughtred	—	—	1,712	$41,790
E.K. Roberts (1)	—	—	500	$12,205
(1)
See note 4 to the 2014 Director Compensation Table.

Directors' and Officers' Insurance

        We carry liability insurance for our directors and officers and the directors and officers of our subsidiaries. Between November 30, 2013 and November 30, 2014, our aggregate insurance coverage was $30 million with a $2.5 million deductible and an aggregate annual premium of $726,695 and includes Side A coverage in the amount of $2.5 million. The coverage was renewed for a further year effective November 30, 2014 at an aggregate annual premium of $686,120.

        Under our Bylaws, we are obligated to indemnify our and our subsidiaries' directors and officers to the maximum extent permitted by the DGCL. We have entered into an indemnity agreement with each of our directors and certain officers providing for such indemnities.

Stock Ownership of Board Members

        For information on the beneficial ownership of securities of the Company by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

Compensation Committee Interlock and Insider Participation

        Messrs. Ehrhardt, Goldfarb, Keehner and Oughtred served as members of the Compensation Committee for the fiscal year ended December 31, 2014. None of the members of the Compensation Committee is or has ever been one of our officers or employees or been a party to a transaction with our Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

 REPORT OF THE AUDIT COMMITTEE

        As required by our Audit Committee Charter, the Audit Committee reports as follows:

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our internal audit group and independent auditors regularly and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following with respect to fiscal 2014:

  •
  Reviewed and discussed with our management and Deloitte & Touche LLP, our unaudited quarterly reports on Form 10-Q and quarterly reports to stockholders for the first three quarters of the year;

  •
  Reviewed and discussed our audited financial statements and annual report on Form l0-K for the fiscal year ended December 31, 2014 with our management and Deloitte & Touche LLP;

  •
  Reviewed and discussed with our internal auditors their internal control program for the year, the internal audits conducted during the year, and their testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  Discussed with Deloitte & Touche LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB);

  •
  Received written disclosure from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence and discussed with Deloitte & Touche LLP its independence; and

  •
  Discussed with management and with Deloitte & Touche LLP the documentation and testing of our internal accounting controls in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

        Based on the foregoing, the Audit Committee recommended to the Board of Directors our audited financial statements for the year ended December 31, 2014 prepared in accordance with GAAP be included in our Annual Report on Form l0-K for the year ended December 31, 2014.

  The Audit Committee

        William Ehrhardt — Chairman
        Michael A.M. Keehner
        Kenneth W. McArthur

 REPORT OF THE COMPENSATION COMMITTEE

        As required by our Compensation Committee Charter, the Compensation Committee reports as follows:

        Under its charter, the Compensation Committee is required to discharge the Board of Directors' responsibilities relating to compensation of our senior executive officers and to report on its practices to our stockholders in our annual proxy statement. The Compensation Committee, comprised of independent directors, reviewed and discussed the following Compensation Discussion and Analysis with our management. In reaching its conclusions, the members of the Compensation Committee were aware of the ongoing focus of the media, the government and the general population on the compensation of executives and employees of financial service companies. The Compensation Committee regularly monitors important developments and proposed regulations in compensation practices and seeks to see that its methodology aligns pay practices with corporate objectives and performance and does not encourage excessive risk-taking. The Compensation Committee believes that the 2014 compensation payments made to executives and employees were substantially so aligned. Based on its review and discussions, the Compensation Committee approved and recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

  The Compensation Committee

      Michael A.M. Keehner — Chairman
      William Ehrhardt
      Morris Goldfarb
      A. Winn Oughtred

        The Report of the Compensation Committee set forth in this proxy statement shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

 REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        As required by the Nominating and Corporate Governance Committee's Charter, the Nominating and Corporate Governance Committee reports as follows:

  •
  The Nominating and Corporate Governance Committee is responsible for maintaining and developing governance principles consistent with high standards of corporate governance.

  •
  The Nominating and Corporate Governance Committee has assessed the composition, effectiveness and size of the Board of Directors and determined that the incumbent directors are performing effectively and has recommended that the current directors, except Mr. Goldfarb who has advised that he does not wish to stand for re-election to the Board for personal reasons, be nominated to serve on the Board. Accordingly, the Nominating and Corporate Governance Committee has determined that the size of the Board should be reduced to eight directors to be elected at the Meeting.

  •
  The Nominating and Corporate Governance Committee has determined that Messrs. Crystal, Ehrhardt, Keehner, McArthur and Oughtred are independent in accordance with applicable independence standards and previously determined that Mr. Goldfarb who has advised he does not wish to stand for re-election to the Board for personal reasons, was as well. In addition, the Nominating and Corporate Governance Committee monitored director attendance at Board of Directors and committee meetings and has determined that each nominee for director who is presently a director, except for two, attended 100% of meetings and that such attendance meets acceptable standards.

  •
  The Nominating and Corporate Governance Committee conducted a Board effectiveness and self-assessment review for 2014.

  •
  The Nominating and Corporate Governance Committee supervised the Board of Directors' annual review of our Corporate Governance Guidelines.

  •
  The Nominating and Corporate Governance Committee has developed a program to encourage the Company's independent directors to maintain their skills and knowledge as directors which the independent directors used in 2014.

  The Nominating and Corporate Governance Committee

        Richard Crystal — Chairman
        Michael A.M. Keehner
        A. Winn Oughtred

 MATTER NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has reappointed Deloitte & Touche LLP as our independent auditors for the 2015 fiscal year subject to ratification by the holders of the Class B Stockholders at the Meeting. The Audit Committee intends to fix the remuneration of the auditors.

        Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

        To be effective, this matter must be authorized by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the Meeting. Abstentions will not be counted as votes for or against the proposal. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See "Security Ownership of Certain Beneficial Owners and Management."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR FISCAL 2015 AND FOR THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THE AUDITORS' REMUNERATION.

 Principal Accounting Fees and Services

        Deloitte & Touche LLP has served as our independent registered accounting firm since 2013. Prior thereto, PriceWaterhouseCoopers LLP served as our independent registered public accounting firm since 1993. Deloitte & Touche LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in us or any of our affiliates other than as our auditor.

        Audit Fees, Audit-Related Fees and Tax Fees.    The fees billed to us and our subsidiaries by Deloitte & Touche LLP for the year 2014 in connection with services provided in such year were as follows:

	Year Ended December 31,
	2014	2013
Audit fees	$1,295,160	$1,078, 700
Audit-related fees	936,182	219,500
Tax fees	84,748	20,376
All other fees	150,000	73,374

	$2,466,090	$1,391,950

        The 2014 audit fees include the fees for the audit of our annual consolidated financial statements for the year 2014 and the review of the quarterly financial statements included in the Forms 10-Q filed by us and the interim reports to stockholders sent to stockholders during the year. Audit fees also include the separate entity audits of Oppenheimer Europe Ltd. (formerly Oppenheimer E.U. Ltd.), Oppenheimer Investments Asia Limited, Oppenheimer Israel (OPCO) Ltd. and Oppenheimer Multifamily Housing & Healthcare Finance, Inc. During 2014, Deloitte & Touche LLP provided tax compliance services for us in the U.S., the U.K, Israel and Asia. In addition, during 2014, Deloitte & Touche LLP performed the audit services required for the production of SSAE 16 Reports (formerly SAS 70 Reports) for Oppenheimer & Co. Inc. In addition, as a requirement of the SEC Investment Advisory Custody Rule, as amended, we hired Deloitte & Touche LLP to perform the mandated examinations. During 2014, the Company also hired Deloitte & Touche LLP to assist in our readiness efforts for implementation of the new COSO framework and amendments to SEC Rule 17a-5 broker-dealer reporting rules. A significant portion of the increase in fees paid to Deloitte & Touche LLP reflects the work in providing this assistance. The Audit Committee has the sole authority and responsibility to appoint independent auditors for ratification by stockholders, and to recommend to stockholders that independent auditors be removed. The Audit Committee has appointed Deloitte & Touche LLP as our auditors for 2015 for ratification by the stockholders at the Meeting.

        The Audit Committee recommends and the Board of Directors approves all audit engagement fees and terms in addition to all non-audit engagements and engagement fees submitted by independent auditors. The process begins prior to the commencement of the services. The fees described above were all pre-approved.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

2014 Company Performance

        Revenue for the year ended December 31, 2014 was $1.0 billion, a decrease of 1.5% compared to the year 2013. The Company reported net profit for the year ended December 31, 2014 of $8.8 million or $0.65 per share compared to a net income of $25.1 million or $1.85 per share in 2013.

        During the past year, we realized certain achievements as we continued to invest in building the Oppenheimer franchise:

  •
  We hired 43 experienced financial advisors across the country, lost an aggregate of 85 to competitors or retirement, and discharged 29 low performing brokers. While down in absolute headcount, these efforts resulted in a more productive aggregate broker-force.

  •
  We transferred two significant and long-experienced branch office managers to strengthen our Private Client Services management capability. They were replaced internally by two of our other existing branch office managers.

  •
  We showed significant growth in our investment banking business with an increase of 28.2% in revenue primarily from merger and acquisition advice. In addition, we added experienced bankers to our platform, rounding out important areas of expertise.

  •
  Our record performance in asset management included particular progress in our alternative investment platform through new offerings. Growth in our traditional asset management programs was spurred by the receptivity of clients to a holistic view of their investments and the attraction to prudent allocation across a range of investments.

  •
  We continue to see growth in the market share of our institutional equity platform. Our equity research analysts continue to be widely recognized for their thoughtful ideas and their contribution to investor understanding. We ended the year with 39 publishing analysts across multiple industries.

  •
  We grew client assets under administration to approximately $87 billion while client assets under management in fee-based programs grew to approximately $25.9 billion at December 31, 2014.

  •
  We strengthened our compliance and AML programs with strong new hires and appointments, policy changes at the branch management level and systems improvement programs.

  •
  On the technology front, we launched a new and much improved client website, showed significant progress in our ability to support social media, and, after careful review, have begun a program for the comprehensive upgrade of our technology platform and transition of such platform to oversee and support the continued growth of our asset management business.

  •
  We continued to resolve outstanding client and regulatory issues related to the failed Auction Rate Securities market to lower our exposure to these issues.

  •
  We settled difficult actions with regulators, based upon an investigation of low-priced securities sales involving a few of our brokers and management staff; the cost of those settlements was $20 million in the aggregate, fully reserved in 2014, and largely non-deductable for tax purposes.

  •
  We were not able to provide our stockholders with a positive Total Annual Stockholder Return ("TSR") in the difficult year of 2014, unlike the 46% TSR the Company provided in 2013.

2014 Compensation Highlights

        The Compensation Committee of the Board (the "Compensation Committee") and the Board of Directors believe that the policies and practices described in the following Compensation Discussion and

Analysis ("CD&A") provide a compensation framework which enables us to retain and appropriately reward the executive officers that we believe are critical to our long-term success, while linking that compensation to our corporate objectives and performance.

        For example:

  •
  our Named Executives do not generally have employment agreements;

  •
  our Named Executives do not receive supplemental retirement benefits;

  •
  other than access to one parking space, our Named Executives do not receive any perquisites that are not generally available to all employees;

  •
  our incentive compensation practices are reviewed annually by the Compensation Committee to ensure that we are not encouraging undue risk-taking and we are aligning executive compensation with the strategic objectives and performance of the Company;

  •
  our Chief Executive Officer's annual salary and incentive compensation are established by the Compensation Committee which is composed of independent directors;

  •
  a substantial portion of our Chief Executive Officer's compensation is driven by performance goals which are established annually by the Compensation Committee from a broad array of financial, performance and strategic parameters; and

  •
  we have approved a compensation recovery policy which provides for the recovery of share-based incentive compensation paid to our designated executive officers (and cash bonuses in the case of our Chairman, former President and Chief Financial Officer) if such incentive compensation was based on subsequently discovered fraud or misconduct or based on erroneous information in the case of a restatement of our financial statements (whether or not due to fraud or misconduct).

        Some highlights of our 2014 compensation decisions include the following:

  •
  Base salaries paid to senior executive officers in 2014 were not increased from 2013 levels;

  •
  Our methodologies track short-term performance; annual bonuses for our senior executive officers decreased in 2014 by approximately 8% compared to 2013 and the aggregate restricted stock awards, together with the cash portion of our CEO's incentive compensation under his Performance-Based Compensation Agreement was 70% lower than the total amount he earned under his Performance-Based Compensation Agreement in 2013;

  •
  In January and February 2015, we awarded 272,581 shares of restricted Class A Stock to our employees (other than our Chief Executive Officer) under our 2014 Incentive Plan cliff-vesting in three or five years subject to the awardee being continuously employed by the Company until the vesting date; and

  •
  In view of several important accomplishments during 2014, the Compensation Committee awarded our Chief Executive Officer a restricted stock award of 31,690 shares of Class A Stock which vests on the earlier of January 28, 2018 or death or disability and is subject to him being continuously employed by the Company until that date. Our Chief Executive Officer was also granted a restricted stock award of 13,795 shares of Class A Stock on February 26, 2015 which vests on the earlier of February 25, 2018 or death or disability.

        The foregoing 2014 Company Performance and Compensation Highlights do not purport to be complete and are subject to, and qualified in their entirety by reference to, the CD&A set forth below which should be read in its entirety for a full and complete understanding of our compensation policies and practices as well as the compensation awarded to, earned by, or paid to our executive officers for 2014 as well as to our Annual Report on Form 10-K for the year ended December 31, 2014.

 Compensation Discussion and Analysis

Introduction

        The following CD&A describes the material elements of compensation for our named executive officers identified in the "Summary Compensation Table," or the Named Executives. The Compensation Committee, which is comprised entirely of independent directors, makes recommendations to the Board for the total compensation (that is the base salary, annual bonus, stock options and stock awards) of our senior executive officers, including the Named Executives. The Compensation Committee's determination of the total compensation of our Chief Executive Officer is subject, in part, to the Performance-Based Compensation Agreement, amended and restated January 1, 2010, between the Company and our Chief Executive Officer, for which we received stockholder approval on May 10, 2010. The Company has proposed the ratification of an amended and restated performance-based compensation agreement with our Chief Executive Officer described below in Matter No. 3.

        Certain processes and procedures of the Compensation Committee are discussed below including its role in dealing with the Chief Executive Officer's compensation and the compensation of the other Named Executives. The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the compensation of Named Executives (other than the Chief Executive Officer), as it does on compensation matters such as year-end incentive compensation and stock awards for all of our other employees.

        The day-to-day design and administration of health benefits, the deferred compensation plans and the 401(k) plan and other employee benefit plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Departments.

        For the purposes of determining 2014 executive compensation, the Compensation Committee did not retain independent compensation consultants although the Compensation Committee may retain compensation consultants when it deems necessary.

Objectives and Policies

        The Compensation Committee's objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of our corporate risk management objectives. Our compensation policy with respect to our Named Executives, including the Chief Executive Officer, has the following objectives:

  •
  recruit, motivate, reward and retain the high performing executive talent required to create superior long-term stockholder returns;

  •
  reward executives for short-term performance as well as for growth in enterprise value over the long-term;

  •
  provide a competitive compensation package relative to peers and competitors; and

  •
  ensure effective utilization and development of talent by employing appropriate management processes, such as performance appraisal.

        Our compensation program for senior executive officers, including the Named Executives, consists of the following key elements: a base salary, an annual bonus, grants of share-based compensation (typically stock awards) and, in the case of the Chief Executive Officer, annual performance-based compensation pursuant to the Performance-Based Compensation Agreement. The Compensation Committee also used a performance-based compensation arrangement for another senior executive officer whose compensation was likely to be in excess of $1 million. The goal of the Compensation Committee is to provide a compensation structure which will enable us to retain and appropriately reward the executive officers that we believe are critical to our long-term success. The Compensation Committee also reviews compensation arrangements to ensure that a portion of the Named Executives' compensation is directly related to corporate performance, appropriate risk management and other factors that directly and indirectly influence stockholder value.

        The Compensation Committee regularly evaluates the benefits of referring to a "peer group" of public companies to guide its decision making process with respect to compensation and did so in 2014. The Compensation Committee does not view the Company as having many true peers, given the Company's size, business model and mix of businesses as well as consolidation in the financial services industry which continued in 2014. Many companies who might otherwise be considered to be a part of the Company's peer group are either units of much larger bank holding companies or smaller companies who are not wholly comparable to our business. However, the Compensation Committee recognizes the value of using a peer group to further its understanding of certain industry compensation practices and the competitive market for executive talent. In 2014, we reviewed the compensation practices for senior executives of a wide range of economically-comparable or activity-comparable financial services enterprises.

        The Compensation Committee reviewed the compensation practices of a subset of these peer group companies, including E-Trade Financial, Eaton Vance, Evercore Partners, Janus Capital Group, KCG Holdings, Piper Jaffrey, Stifel Financial, Raymond James Financial, Cowen Group, Inc. and Waddell & Reed Financial, to provide a context for broad parameters of its 2014 compensation decisions for our Chief Executive Officer, but the determination of the amounts granted and the form of grant was set with reference to our own business model and substantially governed by the annual goals established under the Performance-Based Compensation Agreement with the Chief Executive Officer described further below. The Compensation Committee also used these peer group companies and broad studies of companies similar to our Company in revenue as well as other financial services companies to set a context for our decisions on non-employee Director compensation practices. See "Director Compensation."

        The Compensation Committee does not employ a formal benchmarking strategy or rely upon specific peer-derived targets. The Compensation Committee has not chosen to engage an outside compensation consultant, believing it can better relate business model performance parameters to our executive compensation than someone unfamiliar with our specific business. However, the Compensation Committee has engaged Equilar, Inc. to provide it with data sources and comparisons with respect to the compensation practices of other registered U.S. companies.

        The Compensation Committee believes potential incentive compensation (annual bonus and share-based awards) should generally comprise between 50% to 95% of total annual compensation for the Named Executives because:

  •
  these executive officers are in positions to influence corporate strategy and execution

  •
  tying the majority of total compensation to incentive payments helps ensure focus on our goals

  •
  their compensation is "at risk" and will thus depend upon our Company producing financial results that warrant such payments

  •
  the volatile nature of our market-driven businesses should be reflected in our compensation practices

  •
  our share-based compensation generally cliff vests after three or five years and therefore aligns the executive officer with a continuing interest in enterprise value

        The Compensation Committee makes recommendations to the Board with respect to total compensation including an annual bonus and grants equity awards, if appropriate, for our Named Executives and other senior executives. The Compensation Committee does not necessarily grant share-based awards to employees, including the Named Executives, on an annual basis. It considers the performance of the employee and the number of outstanding share-based awards already awarded to the employee when determining total compensation in any year and the degree to which the employee already has (or may have) a long-term interest in the Company's success. Upon the vesting of an employee's share-based awards, the Compensation Committee also considers whether or not to grant new awards to the employee and on what terms such awards will be made. All share-based awards are priced at fair value at the grant date and are typically conditioned upon the employees continued employment with the Company for a significant period of time.

        The Compensation Committee believes that, as stockholders, the Named Executives, other senior executives and selected employees will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term, and it currently uses share-based awards to accomplish that objective. The Compensation Committee is cognizant of the impact of the accounting guidance on our financial results and strives to balance the granting of stock options and other forms of stock-based incentives with the other objectives of executive compensation set forth above. Since the adoption of accounting guidance on Share-Based Payment, on January 1, 2006, requiring us to expense stock options, we have granted only a very limited number of stock options and none to the Named Executives. At March 13, 2015, we had stockholder approval to award 2,179,367 shares of Class A Stock pursuant to our share-based awards plans (16% of our outstanding Class A Stock), of which 1,364,663 shares of Class A Stock are the subject of current share-based compensation arrangements and subject to vesting requirements. Of these shares of Class A Stock, awards for 168,358 shares of Class A Stock were granted in January and 152,695 in February 2015. In January 2011, we established a compensation recovery ("clawback") policy which permits us to recover certain incentive stock-based awards in specified circumstances. See discussions under "Stock Option Grants," "Stock Awards" and "Compensation Recovery Policy" below.

        Compensation arrangements for our senior executive officers (other than the Chief Executive Officer) generally involve a significant component of remuneration which is contingent on our Company's performance and the performance of the individual senior executive officers: an annual cash bonus (which permits individual performance to be evaluated and recognized on an annual basis) and share-based awards (which directly link a portion of their compensation to stock price appreciation realized by our stockholders). The Compensation Committee believes that this approach best serves the interests of stockholders by enabling us to structure compensation in a way that meets the requirements of the highly competitive environment in which we operate, while ensuring that senior executive officers are compensated in a manner that advances both our short and long-term interests and those of our stockholders. For the Chief Executive Officer's compensation arrangements, see discussion under "Chief Executive Officer Compensation" below.

        The Compensation Committee, like management, recognizes the importance and need to continue the enhancement of the Company's compliance culture and policies and the effectiveness thereof. To this end the Compensation Committee will, in setting compensation in 2015 for senior executive officers, including the Named Executives, and other executives and employees in positions with compliance responsibilities, emphasize compliance as part of the review of such employee's compensation.

Consideration of Say-On-Pay Votes

        We conducted an advisory stockholder vote on executive compensation on May 12, 2014. The results of that vote were to affirm our compensation practices as disclosed in the 2013 Compensation Discussion and Analysis and attendant tables and narrative and the compensation paid to our Named Executives and to approve our recommendation for a three year interval for repeating this vote. The Compensation Committee considered the 2014 vote and may consider the results of the vote at future annual meetings when establishing current and future year's executive compensation arrangements, but notes that the stockholder votes are non-binding and, in the future, the Compensation Committee and Board may choose not to take the results of the votes into account.

Performance evaluation and total compensation element timing

        Our executive compensation program for the Chief Executive Officer and other senior executive officers involves performance-related incentive compensation and long-term compensation elements paid in a mix of cash bonuses and stock awards. It has been our practice to determine the aggregate cash bonus pool available to our Chief Executive Officer and other senior executives on or before December 31st of the fiscal year-end in which the performance was delivered for accounting and tax purposes. However, our practice is to consider and make any long-term equity-related awards to our Chief Executive Officer and other senior executives in the first 60 days of the following year, based upon their performance in the prior fiscal year.

        While we believe our process and timing of making performance-related judgments on annual total compensation is sound, reasonable and consistent with industry standards, it does not correspond to the proscribed accounting period standards for compensation expenses nor for compensation disclosure. Elements of the total compensation for our Chief Executive Officer and other senior executives are recorded in different accounting years and thus are not captured in the proscribed tables in this proxy statement or in our financial statements in a manner which accurately reflects the Compensation Committee's judgments about performance for the fiscal year. Because of this disparity, we have made a practice of disclosing any equity-related awards and their terms that are granted in the first sixty days of the following year for our Named Executives and our employees taken as a whole in our proxy statements. We do this so that stockholders can see the Compensation Committee's judgments about total compensation and how it relates to the Company's and the executives' prior year's performance by combining cash bonuses and salary for the relevant fiscal year plus any stock awards granted in the first sixty days of the following year. Similarly, stockholders should be aware that our equity awards typically contain vesting provisions which means that our executives may not receive that portion of their incentive compensation for a significant period of time, and then only if they continue to be employed by the Company. For additional information, please see "Realized Pay For Fiscal 2014," below.

Determination of 2014 Compensation

        The Compensation Committee, with recommendations from the Chief Executive Officer, makes recommendations to the Board with respect to all compensation for each Named Executive for 2014 (other than the Chief Executive Officer, which compensation is based upon the Committee's own judgments). For a discussion-of the compensation for the Chief Executive Officer, see the section entitled "Chief Executive Officer Compensation" below.

        The Compensation Committee makes recommendations to the Board with respect to each Named Executive's annual salary and annual bonus and makes grants of share-based awards by reference to the executive's position, responsibilities and performance. Some of the factors considered by the Compensation Committee are:

  •
  the position's responsibilities relative to our total earnings, use of invested capital, degree of firm capital at risk and the generation of earnings and cash flows,

  •
  the position's impact on key strategic initiatives, and

  •
  the executive's performance and contributions to the management of the Company.

        The Chief Executive Officer assessed each Named Executive's (other than the Chief Executive Officer's) as well as other senior officers' performance under our performance assessment criteria, and the Compensation Committee assessed the Chief Executive Officer's performance according to these same criteria and the parameters established under the Performance-Based Compensation Agreement with our Chief Executive Officer. See discussion under "Chief Executive Officer Compensation" below. In addition, the Compensation Committee has determined to use performance-based compensation arrangements that meet the requirements for deductible compensation under Section 162(m) of the Code for Named Executive's who are likely to earn in excess of $1 million and for whom quantitative measurements of performance are feasible. The Compensation Committee established such objectives for Robert S. Lowethal in 2014.

        Our performance assessment criteria rate performance in different competencies as follows:

  •
  strategic thinking;

  •
  integrity;

  •
  building and facilitating a corporate culture of ethical and responsible behavior;

  •
  managing employee performance and morale;

  •
  financial responsibility;

  •
  achievement focus;

  •
  business judgment;

  •
  risk management;

  •
  planning and organization;

  •
  leadership;

  •
  mentoring;

  •
  relationship building;

  •
  compliance with regulatory requirements and Company policies;

  •
  profitability of business unit, if applicable;

  •
  conflict resolution; and

  •
  communication skills.

        Base Salary.    The base salary of our Chief Executive Officer is set by the Compensation Committee. Salaries paid to senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer, based on his assessment of the nature of the position, and the skills, experience and performance of each senior executive officer, as well as salaries paid by comparable companies in our industry. The Compensation Committee then makes recommendations to the Board of Directors with respect to base salaries. Base salaries paid to senior executive officers in 2014 were not increased from 2013 levels.

        Annual Cash Bonus.    Bonuses paid to our senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer based on his assessment of the performance of the Company, the individual contribution of each senior executive officer to that performance and their competencies. The Compensation Committee then makes recommendations to the Board of Directors with respect to annual cash bonuses. Senior executive officers, including the Chief Executive Officer, may be offered the right to elect to defer a portion of their annual bonus and performance-based compensation under our Executive Deferred Compensation Plan, a non-qualified unfunded plan. In 2014, 2013 and 2012, no officer was given the option to make such a deferral. See "Executive Deferred Compensation Plans" below.

        Stock Option Grants.    Under our 2014 Incentive Plan, our senior executive officers and employees may be granted stock options by the Compensation Committee based upon a variety of considerations, including the performance of the specific optionee and the date of the last grant made to the officer or employee, as well as considerations relating to the contribution. In addition, stock option grants may be awarded as a retention tool for new employees. Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award in favor of stock awards.

        Stock Awards.    Under the 2014 Incentive Plan, our and our subsidiaries' executive officers and employees are granted stock awards by the Compensation Committee based upon recommendations from the Chief Executive Officer (except for the Chief Executive Officer himself) and other considerations relating to the contribution and performance of the specific award recipient. The Compensation Committee independently considers and grants stock awards to the Chief Executive Officer where it deems them appropriate. In addition, stock awards may be given as an inducement to employment for new employees or as a retention tool for existing employees. Stock awards are generally subject to a significant vesting period and we believe that these awards are useful in retaining and motivating our executive personnel. On January 29, 2014, we awarded 289,375 shares of restricted Class A Stock to our employees, including 124,000 to Mr. A.G. Lowenthal (subject to three year vesting) and 2,200 each to Mr. Alfano and Mr. McNamara and 4,400 Mr. R.S. Lowenthal (subject to five year vesting). On February 27, 2014, we awarded 27,500 shares of restricted Class A Stock to employees including 2,000 each to Mr. Alfano and Mr. McNamara, all subject to five year vesting. See "Grants of Plan-Based Awards Table For the Year Ended December 31, 2014." On January 29, 2015, the Company awarded a total of 133,681 shares of restricted Class A Stock to our employees, of which 59,876 shares will cliff vest in three years and 73,805 shares will cliff vest in five years. These awards will be expensed over the applicable three or five year period. Of those awards, Mr. Alfano and Mr. McNamara were each awarded 2,381 shares, Mr. Blau was awarded 4,762 shares, and Mr. R.S. Lowenthal was awarded 9,524 shares. On February 26, 2015, the Company awarded a total of 138,900 restricted shares of Class A Stock to current employees, including 5,000 shares each to Mr. Alfano, Mr. McNamara and Mr. R.S. Lowenthal. These restricted shares will cliff vest in five years, and will be expensed over the five year vesting period. Additionally, Mr. A.G. Lowenthal was awarded 31,690 restricted shares of Class A Stock, which cliff vest on January 28, 2018, and 13,795 restricted shares of Class A Stock, which cliff vest on February 25, 2018. These awards to Mr. A.G. Lowenthal will be expensed over the three year vesting period.

        No Backdating or Spring Loading.    We do not backdate stock awards or grant them retroactively. In addition, we generally make our stock awards at regular times each year. We do not plan to coordinate grants of stock awards so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. Our stock awards are granted by the Compensation Committee at fair market value on a fixed date or event (such as the first regular meeting of the Board of Directors following an employee's hire), with all required approvals obtained in advance of or on the actual grant date. All grants of stock awards to employees are made by the Compensation Committee.

        Fair Market Value.    Fair market value has been consistently determined, as required by the 2014 Incentive Plan, as the share closing price on the NYSE on the grant date.

        Stock Ownership and Trading Policy.    Directors are expected to accumulate and hold at least 6,000 shares of the Company's Class A non-voting common stock and have three years to achieve that position. There are no such ownership requirements for the Named Executives or other employees. The Company has eliminated a provision of its insider trading policy that had allowed limited use of derivative securities by directors and executive officers with respect to our Class A Stock. The Company's insider trading policy also prohibits our executive officers from short selling or dealing in publicly-traded options in the Class A Stock.

        Negative Discretion.    Notwithstanding anything to the contrary in the Company's incentive compensation plans and equity-based plans, the Compensation Committee may, in its sole discretion, reduce or eliminate the bonus amount or grant or award otherwise payable to any participant for a particular performance period at any time prior to the payment of bonuses or grants or awards to participants for such performance period, consistent with the strictures of Section 162(m) of the Code, as applicable.

        Compensation Recovery Policy.    In January 2011, the Compensation Committee recommended and the Company established a compensation recovery policy that affects incentive compensation paid to its designated executive officers. This policy requires that the Company recover from any current or former executive officer share-based incentive compensation (including stock awards) and cash bonuses in the case of our Chairman, former President and Chief Financial Officer, if the amount of such incentive compensation was based on subsequently discovered fraud or misconduct. In addition, in the case of a restatement of the Company's financial statements (whether or not due to fraud or misconduct), the Company is required to recover the amount of share-based incentive compensation that was paid to its designated executive officers (and cash bonuses in the case of our Chairman, former President and Chief Financial Officer) in excess of what would have been paid based on the restated financial results. Many of our executive officers have stock awards which vest over time. And, as such, individual executive officers could face the forfeiture of some or all of these awards if compensation recovery was necessary. The Company will consider compensation for the three-year period preceding a restatement of its financial statements due to fraud or misconduct to determine the amount of compensation recovery, if any.

        Stock awards made subsequent to July 2010 contain an agreement by the beneficiary of such award to such clawback provisions as are described in the immediately preceding paragraph. As of March 13, 2015, 77 of our senior executives and other employees held restricted stock awards subject to such provisions. The Company is awaiting final rulemaking by the SEC with respect to other policies that may affect a broader employee population with respect to clawback or reduction of cash bonuses with respect to years in which there are events that include fraud, misconduct, restatement of financial results or revaluation of owned assets resulting in losses by the Company in periods subsequent to the payment of cash bonuses and stock awards and will implement such other policies as SEC rulemaking may require. Until such time as any new policies are developed and implemented by the Company, the Company will not hesitate to pursue recourse against any employee in the case of employee fraud or misconduct.

        Executive Deferred Compensation Plan.    The Executive Deferred Compensation Plan, or EDCP, provides for voluntary deferral of year-end bonuses by our senior executives, which deferral option may or may not be offered in a given year. These voluntary deferrals can be deferred on a tax-free basis until a specified future time and are not subject to vesting. We do not make contributions to the EDCP for the Named Executives and other senior level executives. A.G. Lowenthal has made voluntary deferrals into the EDCP in past years. The option to defer the year end compensation into the EDCP has not been offered since 2007, but may be reinstated in future years at the Company's discretion. In addition, the Company is maintaining a legacy deferred compensation plan on behalf of certain employees (none of whom are Named Executives). Further description of the Company's deferred compensation arrangements can be found in note 15 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014.

        Stock Appreciation Rights.    The Company has awarded stock appreciation rights ("OARs") to certain employees (none of whom are the Named Executives) as part of their compensation package based on a formula reflecting gross production, length of service and client assets. These awards are granted once per year in January with respect to the prior year's production. The OARs vest five years from the grant date and are settled in cash on vesting. Further description of the OARs can be found in note 14 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014.

        Benefits.    The Named Executives who are U.S.-based salaried employees participate in a variety of benefits designed to enable us to attract and retain our workforce in a competitive marketplace. We help ensure a productive and focused workforce through a healthcare program and our other benefits. Deferred compensation and 401(k) plans help employees, especially long-service employees, save and prepare financially for retirement. The Named Executives receive the same benefits as all full-time employees and no others beyond those described in this CD&A. Our qualified 401(k) Plan allowed employees to contribute up to $17,500 for 2014 plus an additional $5,500 for employees over age 50. Employees may continue to retain their 401(k) Plan account after they leave us so long as their account balance is $5,500 or more. We do not sponsor a pension plan for our employees.

        Perquisites.    We provide one perquisite to our Chief Executive Officer: A.G. Lowenthal has a Company-paid parking arrangement. The primary purpose of this parking arrangement is to minimize distractions from the executive's attention to important corporate matters. Perquisites are quantified in the "Summary Compensation Table" below and detailed in the "All Other Compensation Table" below.

        We do not provide the Named Executives with any other perquisites, such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not provide loans to executive officers, other than margin loans in margin accounts with us in connection with the purchase of securities (including our securities), which margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability. See "Certain Relationships and Related Party Transactions," below.

        Separation and Change in Control Arrangements.    Our Named Executives are not eligible for benefits and payments if employment terminates in a separation or if there is a change in control.

Chief Executive Officer Compensation

        A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is paid an annual base salary set by the Compensation Committee, plus annual performance-based compensation under the Performance-Based Compensation Agreement and, at the discretion of the Compensation Committee, is eligible for additional bonuses and/or grants of stock options and restricted stock. Our Chief Executive Officer's incentives are substantially all qualitative measures driving off the Company's core business model and designed to bring executive incentives, performance and compensation into a close relationship.

        On May 10, 2010, Class B Stockholders ratified the Company's Amended and Restated Performance-Based Compensation Agreement with A.G. Lowenthal, which was effective January 1, 2010. The purpose of the Performance-Based Compensation Agreement is to allow the Compensation Committee to set the annual terms under which Mr. Lowenthal's annual performance-based compensation is to be calculated during the term thereof. A.G. Lowenthal's role in determining our success or failure has a very significant bearing on our ultimate results and financial condition because of the nature of his responsibilities as Chief Executive Officer. Therefore, the Compensation Committee has determined that a high proportion of his annual compensation should be subject to variability on both the upside and the downside to reflect our Company's results.

        The Performance-Based Compensation Agreement includes a limitation on the maximum performance award available to A.G. Lowenthal in any single year for which it is effective. The Compensation Committee may also set a "cap" on A.G. Lowenthal's total performance award under the Performance-Based Compensation Agreement which can be less than the maximum of $10.0 million under the Performance-Based Compensation Agreement. In March 2014, the Compensation Committee established performance goals under the Performance-Based Compensation Agreement entitling Mr. Lowenthal to a Performance Award under the Performance-Based Compensation Agreement for the year 2014 of an aggregate of up to $5 million unless targets established in clauses (c), (e) and/or (f) below are achieved, in which case the maximum is $7.5 million.

        The Performance Award established by the Compensation Committee was determined by the application of a formula based on the following components (as defined in the annual Compensation Committee resolution establishing the CEO performance award for 2014): (a) an amount equal to 3% of the amount by which our total revenue less interest income for the year ended December 31, 2014 exceeds $945 million; plus (b) (i) $1 million if consolidated profit before income taxes (as defined) for the year ended

December 31, 2014 is equal to $25 million or more; plus (ii) 8% of the amount by which consolidated profit before income tax (as defined) for the year ended December 31, 2014 is greater than $25 million and less than $32.5 million; plus (iii) 4% of the amount by which consolidated profit before income tax (as defined) for the year ended December 31, 2014 is greater than $32.5 million; plus (c) an amount equal to $1.2 million times the difference between 60% and any lesser percentage which would be obtained by dividing (1) the sum of those items included in the Company's compensation and related expenses for the year ending December 31, 2014 listed below by (2) the Company's total revenue less interest income for the year ending December 31, 2014; plus (d) an amount related to Annual Total Stockholder Return which shall be equal to the product of (i) the difference between the closing market price of one share of the Company's Class A non-voting common stock on December 31, 2014 (as such market price may be adjusted for any stock splits occurring during fiscal 2014) and the closing market price of one share of the Company's Class A non-voting common stock on January 2, 2014 ($24.19) plus the amount of all dividends paid on one share of the Company's Class A non-voting common stock during 2014, divided by (ii) the closing market price of one share of the Company's Class A non-voting common stock on January 2, 2014 of $24.19 multiplied by $1,727,000, but in no event to exceed $750,000; plus (e) (i) $1 million if profit before income taxes for the Company's capital markets segment equals or exceeds $35 million for the year ended December 31, 2014 plus (ii) $250,000 if the revenue per employee for the Company's investment banking segment for the year ending December 31, 2014 equals or exceeds $536,000; plus (f) (i) $250,000 if the revenue per employee for the Company's institutional equity segment for the year ended December 31, 2014 equals or exceeds $560,000; plus (ii) $750,000 if the Company's assets under administration increase by $3.25 billion or more for the year ended December 31, 2014; plus (f) an amount equal to (i) $250,000 if the Company's pre-tax return on stockholders' equity for the year ended December 31, 2014 equals or exceeds 8.75%; plus (ii) $100,000 for each half-percent (or portion thereof) by which the Company's pre-tax return on stockholders' equity for the year ended December 31, 2014 exceeds 8.75%; provided that the Performance Award amount for the 2014 Performance Year shall not exceed $5 million unless the targets established in clauses (c), (e) and/or (f) above have been achieved for fiscal 2014, whereupon the Performance Award amount shall be equal to (x) the amounts calculated for clauses (c), (e) and (f) plus the lesser of $5 million or the sum of (a), (b) and (d) (if less than $5 million); provided, further, that in no circumstances shall the total performance award amount for the 2014 performance year exceed $7.5 million.

        The application of the 2014 formula as set out above produced a Performance Award of $1.6 million for fiscal 2014, of which A.G. Lowenthal received $700,000 in cash.

        In view of overall corporate performance during 2014, and the Performance Award noted above, the Compensation Committee awarded A.G. Lowenthal a stock award of 31,690 shares of Class A Stock on January 29, 2015, based on that day's closing price of the Class A Stock on the NYSE of $19.76. The award, which vests on the earlier of January 28, 2018 or death or disability, is subject to A.G. Lowenthal being continuously employed by the Company until that date or death, if earlier. Additionally, A.G. Lowenthal was granted a stock award of 13,795 on February 26, 2015. This award vests on the earlier of February 25, 2018 or death or disability. This stock award together with the cash award that A.G. Lowenthal received pursuant to the Performance-Based Compensation Agreement for 2014 approximately equals the $1.6 million performance award for fiscal 2014. A.G. Lowenthal's 2014 Performance Award was 70% lower than his 2013 Performance Award. The Company has proposed the ratification of an amended and restated performance-based compensation agreement with our Chief Executive Officer described below in Matter No. 3.

        In March 2015, the Compensation Committee continued A.G. Lowenthal's base salary for 2015 at $500,000, unchanged from 2014.

Compensation Arrangement for R.S. Lowenthal

        In March 2014, the Compensation Committee determined pursuant to Article IX of the 2014 Incentive Plan and for purposes of complying with the requirements of Section 162(m) of the Code to establish an Individual Target Award (consisting of a formula) for determining the Performance-Based Cash Award for the fiscal year ending December 31, 2014 (the "Performance Period") for Robert S. Lowenthal, Senior Managing Director and Head of Oppenheimer & Co. Inc.'s Fixed Income business (including Municipal Finance, the "Fixed Income Division"). The Performance Award established by the Compensation Committee was to be determined by the application of a formula such that if the revenues of the Fixed Income Division exceeded $75,000,000 for the Performance Period and if the total direct compensation and benefits for all the members of the Fixed Income Division for the Performance Period (excluding Mr. Lowenthal's salary and benefits for the Performance Period and all indirect compensation expenses for all the members of the Fixed Income Division allocated to the Fixed Income Division)(collectively, the "2014 Total Compensation") was less than 58% of the revenues of the Fixed Income Division for the Performance Period (the "2014 Revenues"), then Mr. Lowenthal would be entitled to a Performance-Based Cash Award in an amount equal to 1% of the revenues of the Fixed Income Division in excess of $75,000,000 plus 30% of the difference (stated as a whole integer or fraction thereof) between 58% and any lesser percentage resulting from dividing the 2014 Total Compensation by the 2014 Revenues minus Mr. Lowenthal's salary and benefits for the Performance Period; provided that such Performance-Based Cash Award should not exceed 120% of Mr. Lowenthal's annual average total compensation for the three fiscal years beginning with 2011 through and including 2013.

        The application of the 2014 formula as set out above produced a Performance Award of $2,160,863 for fiscal 2014, of which R.S. Lowenthal received $1,960,863 in cash. In view of the performance during 2014 of the Fixed Income Division, and the Performance Award noted above, the Compensation Committee awarded R.S. Lowenthal a stock award of 9,524 shares of Class A Stock on January 29, 2015, based on that day's closing price of the Class A Stock on the NYSE of $19.76, which taken together with the cash award, approximately equals the amount earned under his Performance Award. Additionally, on February 26, 2015, he received 5,000 shares of Class A Stock in recognition of his ongoing and potential future contributions to the Company. The awards, which vest on the earlier of January 28, 2020 and February 25, 2020, respectively, are subject to R.S. Lowenthal being continuously employed by the Company until those dates.

U.S. Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction for annual compensation (other than compensation that qualifies as performance-based compensation within the meaning of Section 162(m)) in excess of $1 million paid to our Chief Executive Officer and our two other most highly compensated executive officers whose compensation is required to be disclosed in this proxy statement. The Performance-Based Compensation Agreement for the Chief Executive Officer was ratified and approved by the Class B Stockholders so that it would satisfy the requirements for performance-based compensation.

        To the extent consistent with our general compensation objectives, the Compensation Committee considers the potential effect of Section 162(m) on compensation paid to our executive officers. However, the Compensation Committee reserves the right to award and recommend the awarding of non-deductible compensation in any circumstances it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts to qualify, that the compensation paid by us to our executive officers will in fact satisfy the requirements for the exemption from the Section 162(m) deduction limit.

 SUMMARY COMPENSATION TABLE
For the Year Ended December 31, 2014

        The following table sets forth the total annual compensation paid or accrued by us to or for the account of our Chief Executive Officer and our Chief Financial Officer for the three years ended December 31, 2014, our only executive officers (other than the Named Executives of our principal subsidiaries also listed below) whose total cash compensation exceeded $100,000 for the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Charge in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)(5)	(b)	(c)	(d)(1)	(e)(2)	(f)(2)	(g)(1)	(h)(3)	(i)(4)	(j)
A. G. Lowenthal	2014	$500,000	—	$2,750,320	—	$700,000	—	$5,750	$3,950,320
Chairman, CEO and Director	2013	$500,000	—	$1,668,535	—	$2,500,000	—	$5,700	$4,674,285
of the Company and	2012	$500,000	—	$900,375	—	$500,000	—	$5,700	$1,906,125
Oppenheimer & Co. Inc.
D.P. McNamara	2014	$260,000	$600,000	$95,014	—	—	—	—	$955,014
Secretary of the Company and	2013	$260,000	$740,000	$126,160	—	—	—	—	$1,126,160
Executive Vice President and	2012	$260,000	$500,000	$75,500	—	—	—	—	$835,500
General Counsel of
Oppenheimer & Co. Inc.
J. J. Alfano	2014	$275,000	$700,000	$95,014	—	—	—	—	$1,070,014
CFO of the Company and	2013	$275,000	$725,000	$126,160	—	—	—	—	$1,126,160
Executive Vice President and	2012	$275,000	$550,000	$75,500	—	—	—	—	$850,500
CFO of Oppenheimer & Co. Inc.
R.S. Lowenthal	2014	$200,000	—	$94,028	—	$1,960,863	—	$32,736	$2,287,627
Director of the Company	2013	$200,000	$2,150,000	$134,045	—	—	—	$17,761	$2,501,806
and Senior Managing	2012	$200,000	$1,877,250	$52,850	—	—	—	$11,843	$2,141,943
Director and Head of
Oppenheimer & Co. Inc.'s
Fixed Income business
J. Blau	2014	$200,000	$800,000	$138,905	—	—	—	$118,630	$1,257,535
President of Oppenheimer	2013	$295,000	$800,000	$118, 275	—	—	—	$88,033	$1,301,308
Asset Management Inc.	2012	$160,000	$541,897	$52,850	—	—	—	$69,297	$824,044

Notes to Summary Compensation Table:

(1)
The Bonus and Non-Equity Incentive Plan Compensation amounts are not reduced by the Named Executive's election, if any, to defer receipt of bonuses into the EDCP or an election to convert a portion of his or her bonus into the purchase of Class A Stock. None of these conditions applied in 2014.

(2)
The values of stock options (granted under the EIP) and stock awards (granted under the ESP, EIP or 2014 Incentive Plan) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 15 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014 which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. Details of stock options and stock awards held by the Named Executives appear in the "Outstanding Equity Awards Table" and notes thereto appearing below. Awards granted in January of any given year reflect the performance of the Named Executive for the prior year. Future awards will be granted under the 2014 Plan.

(3)
We have a nonqualified deferred compensation plan into which senior executives, including the U.S. Named Executives, could elect to defer some or all of their year-end bonuses. No above-market earnings were recorded. Details about the earnings from the EDCP appear below in the "Nonqualified Deferred Compensation Table.

(4)
See the chart below — "All Other Compensation Table" — for a description of the amounts appearing in column (i). All other compensation includes perquisites and commission income.

(5)
In an effort to provide more complete disclosure, the table lists the next three most highly paid executive officers of our principal subsidiaries, Oppenheimer & Co. Inc. and Oppenheimer Asset Management Inc., whose total cash compensation for the year ended December 31, 2014 exceeded $100,000. The three executive officers of Oppenheimer & Co. Inc. and Oppenheimer Asset Management Inc. appearing in the table are not officers of Oppenheimer Holdings Inc. and, except for R.S. Lowenthal who became a director of the Company in May 2013, they do not perform policy making functions for Oppenheimer Holdings Inc.

 All Other Compensation Table
For the Year Ended December 31, 2014

	Parking	Commissions
	(a)	(b)
A.G. Lowenthal	$5,750	$—
D.P. McNamara	$—	$—
J.J. Alfano	$—	$—
R.S. Lowenthal	$—	$32,736
J. Blau	$—	$118,630

Notes to All Other Compensation Table:

(a)
We have one parking space at 85 Broad Street, New York, NY which is included in the terms of the lease for the head-office premises. A.G. Lowenthal uses this space. The cost ascribed to the parking space reflects current commercial terms.

(b)
R.S. Lowenthal and J. Blau earned commission income in the course of their business activities in 2014.

 Grants of Plan-Based Awards Table
For the Year Ended December 31, 2014

					All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						Grant Date Fair Value of Equity Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
A.G. Lowenthal (1)	3/28/2013	—	—	$7.50 million	—	—
A.G. Lowenthal (1)	1/29/2014	—	—	—	124,000	$2,750,320
A.G.Lowenthal (1)	1/29/2015	—	—	—	31,690	$584,997
R.S. Lowenthal (2)	1/29/2015	—	—	—	9,524	$167,908

  Notes to Grants of Plan-Based Awards Table:

(1)
Mr. A.G. Lowenthal's compensation is subject to a Performance-Based Compensation Agreement effective January 1, 2010 under which the Compensation Committee may establish annual limits not to exceed $10.0 million. The Performance-Based Compensation Agreement covers years through December 31, 2015. Under the formula established on March 31, 2014, A.G. Lowenthal earned $700,000 in cash bonus for fiscal 2014 (exclusive of salary), which is reflected in column (d) of the "Summary Compensation Table." Also see "Chief Exec utive Officer Compensation" above. The Company has proposed the ratification of an amended and restated performance-based compensation agreement with our Chief Executive Officer described below in Matter No. 3.

(2)
Mr. R.S. Lowenthal's compensation is subject to an Individual Target Award (consisting of a formula) for determining a Performance-Based Cash Award for the 2014 fiscal year established by the Compensation Committee. Under the formula established in March 2014, R.S. Lowenthal earned $1,960,863 in cash bonus for the 2014 fiscal year (exclusive of salary), which is reflected in column (g) of the "Summary Compensation Table." Also see "Compensation Arrangement for R.S. Lowenthal" above.

 Outstanding Equity Awards Table
As of December 31, 2014

Name	Number of Securities Underlying Unsearched Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (8)	Equity Incentive Plan Awards Number of Unearned Shares or Units or Other Rights That Have Not vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g)	(h) (5)	(i)	(j)
A.G. Lowenthal	—	—	—	—	—	100,000(1)	$2,325,000	—	—
	—	—	—	—	—	40,000(2)	$930,000	—	—
	—	—	—	—	—	52,500(3)	$1,220,625	—	—
	—	—	—	—	—	105,470(5)	$2,452,178	—	—
	—	—	—	—	—	124,000(7)	$2,883,000	—	—
D.P. McNamara	—	—	—	—	—	10,000(1)	$232,500	—	—
	—	—	—	—	—	10,000(2)	$232,500	—	—
	—	—	—	—	—	5,000(4)	$116,250	—	—
	—	—	—	—	—	8,000(6)	$186,000	—	—
	—	—	—	—	—	2,200(8)	$51,150	—	—
	—	—	—	—	—	2,000(9)	$46,500	—	—
J.J. Alfano	—	—	—	—	—	10,000(1)	$232,500	—	—
	—	—	—	—	—	10,000(2)	$232,500	—	—
	—	—	—	—	—	5,000(4)	$116,250	—	—
	—	—	—	—	—	8,000(6)	$186,000	—	—
	—	—	—	—	—	2,000(8)	$51,150	—	—
	—	—	—	—	—	2,000(9)	$46,500	—	—
R.S. Lowenthal	—	—	—	—	—	7,500(2)	$174,375	—	—
	—	—	—	—	—	3,500(4)	$81,375	—	—
	—	—	—	—	—	8,500(6)	$197,625	—	—
	—	—	—	—	—	4,400(8)	$102,300	—	—
	—	—	—	—	—	3,500(4)	$81,375	—	—
J. Blau	—	—	—	—	—	7,500(6)	$174,375	—	—
	—	—	—	—	—	6,500(8)	$151,125	—	—

Notes to Outstanding Equity Awards Table:

(1)
Stock awards to the Named Executives were granted on January 28, 2010 and vest on January 17, 2015, subject to the individuals being employed by the Company on the vesting date.

(2)
Stock awards to the Named Executives were granted on January 27, 2011 and vest on February 10, 2016, subject to the individuals being employed by the Company on the vesting date.

(3)
Stock awards to the Named Executives were granted on January 25, 2012 and vest on February 10, 2017, subject to the individuals being employed by the Company on the vesting date.

(4)
Stock awards to the Named Executives were granted on February 23, 2012 and vest on February 22, 2017, subject to the individuals being employed by the Company on the vesting date.

(5)
Stock awards to the Named Executives were granted on January 23, 2013 and vest on January 22, 2016, subject to the individuals being employed by the Company on the vesting date.

(6)
Stock awards to the Named Executives were granted on February 25, 2013 and vest on February 24, 2018, subject to the individuals being employed by the Company on the vesting date.

(7)
Stock awards to the Named Executives were granted on January 29, 2014 and vest on January 28, 2017, subject to the individuals being employed by the Company on the vesting date or death, if earlier.

(8)
Stock awards to the Named Executives were granted on January 29, 2014 and vest on January 28, 2019, subject to the individuals being employed by the Company on the vesting date.

(9)
Stock awards to the Named Executives were granted on February 27, 2014 and vest on February 26, 2019, subject to the individuals being employed by the Company on the vesting date.

(8)
The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2014 of $23.25.

        On January 29, 2015, we awarded 31,690 shares of restricted Class A Stock to A.G. Lowenthal which vest on the earlier of January 28, 2018 or death or disability, and 19,048 to the Named Executives (other than Mr. Lowenthal) which vest on January 28, 2018. On February 26, 2015, A.G. Lowenthal was awarded 13,795 shares of restricted Class A Stock which vest on the earlier of February 25, 2018 of death or disability, and the Named Executives (other than Mr. Lowenthal) were awarded 15,000 shares, which vest on February 25, 2020.

 Options Exercised and Stock Vested
For the Year Ended December 31, 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
A. G. Lowenthal	—	—	36,322	1,947,000
D.P. McNamara	—	—	6,303	259,600
J.J. Alfano	—	—	6,303	259,600
R.S. Lowenthal	—	—	3,313	194,700
J. Blau	—	—	—	—

Nonqualified Deferred Compensation Table
For the Year Ended December 31, 2014

Name	Executive Contributions in 2013 ($)	Registrant Contributions in 2013 ($)	Aggregate Earnings (loss) in 2014 ($)	Aggregate Balance at 12/31/14 ($)
(a)	(b)	(c) (2)	(d)(2)	(e)(2)
A. G. Lowenthal (1)	$—	—	$1,600,000	$12,217,612
D.P. McNamara	$—	—	—	—
J.J. Alfano	$—	—	—	—
R.S. Lowenthal	$—	—	—	—
J. Blau	$—	—	—	—

Notes to Nonqualified Deferred Compensation Table:

(1)
The Named Executives did not make a contribution in 2014 to our Nonqualified Deferred Compensation Plan.

(2)
We do not make contributions to the EDCP with respect to the voluntary deferrals. The aggregate balances shown in column (e) of the table above represent amounts that the Named Executives earned as year-end bonuses but elected to defer (included as part of the amount in column (g), if any, of the Summary Compensation Table above), plus earnings (or losses). Such earnings (or losses) for fiscal 2014 are reflected in column (d) of the Nonqualified Deferred Compensation Table represents appreciation based on investments selected by the Named Executives. Account balances are invested in phantom investments selected by the Named Executives from a menu of deemed investment choices. Participants may change their deemed investment choices quarterly. When participants elect to defer amounts into the EDCP, they also elect when the amounts will ultimately be paid out to them. Distributions may either be made in a specific future year or at a time that begins after retirement. In accordance with Section 409A of the Code, in general, distribution schedules cannot be accelerated (other than for hardship) and, to delay distribution, the participant must make such an election at least one year before distribution would otherwise have commenced and the new distribution must be delayed a minimum of five years after distribution would have initially begun. The deferred amount is a liability of the Company and subject to the risks of the business.

Realized pay for fiscal 2014

        To supplement the SEC required disclosure in the Summary Compensation Table set forth on page 40 we have included the following additional table which shows the total compensation actually realized by each Named Executive for fiscal 2014.

        The Company believes that this table is useful to stockholders as it reflects the compensation actually realized for 2014 by the Named Executives. The Summary Compensation table, as calculated under SEC rules, includes several items that are driven by accounting, actuarial and timing assumptions, which are not necessarily reflective of compensation actually realized by an executive in any particular reporting year.

        Our Company's pay practices are not well reflected in these SEC-mandated tables because we used long-term (3 to 5 year cliff-vesting) stock awards to recognize and reward executive performance accomplishments beyond their annual cash bonuses (but typically within their performance matrices, where we use them) to ensure a strong relationship between our senior executives' ongoing performance and ongoing stockholder value creation. In the Summary Compensation Table, these stock awards are part of Total Compensation in the year of the award and are valued on the award date, even though they typically cliff-vest 3 to 5 years after the award date and will be valued at vesting at the then market price of our stock. For additional information, please see "Performance evaluation and total compensation element timing" in the Compensation Discussion and Analysis, above.

        Realized pay for salary, bonus/non-equity incentive plan compensation and stock awards for fiscal 2014 was equal to 80% of the values shown in the Summary Compensation Table for our Chief Executive Officer and between 90% and 117% for our other Named Executives. The table below shows realized compensation for fiscal 2014 for each Named Executive.

Realized Pay for Fiscal 2014 Table

	Salary	Bonus	Vested Stock Awards	Vested Stock Options	Non-Equity Incentive Plan Compensation	Total	% of Reported
	(a)	(b)(1)	(c)(2)	(d)(2)	(e)(1)	(f)	(g)(3)
A.G. Lowenthal	$500,000	—	1,947,000	—	$700,000	$3,147,000	80%
D.P. McNamara	$260,000	$600,000	259,600	—	—	$1,119,600	117%
J.J. Alfano	$275,000	$700,000	259,600	—	—	$1,234,600	115%
R.S. Lowenthal	$200,000	—	194,700	—	$1,960,863	$2,388,299	104%
J. Blau	$200,000	$800,000	—	—	—	$1,126,091	90%

  Notes to Realized Pay for 2014 Table

(1)
Reflects amounts earned based on fiscal 2014 performance.

(2)
Reflects the aggregate value of stock awards and stock options that vested during fiscal 2014. The value of vested stock awards is calculated by multiplying the number of shares vested by the closing price of our Class A non-voting common stock on the vesting date.

(3)
Represents the percentage of Total Compensation in the Realized Pay for Fiscal 2014 Table to Total Compensation (column j) in the Summary Compensation Table.

Compensation Policies and Risk

        The Compensation Committee, the Board as a whole and senior management believe that the Company's compensation policies and practices are not likely to have a material adverse effect on the Company. The Company is necessarily in the business of taking risks to facilitate its customer-oriented businesses and certain proprietary trading activities. As a result, there is no assurance that the Company will not sustain trading or other losses in pursuing its businesses. However, in that context, we believe our compensation policies, together with our control systems and risk management procedures, generally act as mitigation against, rather than an encouragement of, employees taking excessive risk exposure with firm capital.

        A substantial portion of the Company's incentive compensation practices are related to employees situated in departments who do not create firm financial risk in conducting their advisory-style businesses. Other commitment and underwriting-related activities (which do involve firm-level risk) are regularly monitored by the firm's Commitment Committee, and such risks are further mitigated by the practice of paying modest salaries and year-end-only bonuses to the managers and employees in these activities.

        For groups in the firm which do take frequent firm risk positions in conducting their businesses, the Company employs various risk controls, trading reserves and compensation holdback policies which are designed to protect the firm against excessive risk-taking with firm capital. These include generally conservative position limits, monthly and quarterly compensation hold-back and/or charge-backs as well as year-end carry-over policies for groups that are compensated on monthly or quarterly intervals. In addition, for some trading groups, mark-down policies are imposed that are designed to prevent holding stale or unsalable inventories; and for others, compensation accrual at settlement date rather than trade date is utilized where appropriate. We also employ strict price monitoring policies for reviewing trading positions and the monitoring of all such prices by a group reporting directly to the Chief Financial Officer outside the control of interested individual department heads.

        Our senior department managers in areas which place firm capital at risk are paid salaries and year-end-only bonuses from the aggregate results of their departments, a mitigating factor against excessive risk-taking within their areas of responsibility. We also have a substantial mitigating effect against excessive risk-taking by our employees due to our Chief Executive Officer's incentive compensation arrangement which is annual, includes diverse criteria for any incentive payments and includes a cap on any earned incentive payment amount.

        Our Compensation and Audit Committees coordinate their activities and oversight where compensation and risk activities intersect and, since February 2009, the Board has conducted ongoing risk-oriented reviews of firm operating units presented by management concurrently with most Audit Committee meetings. Please see "Risk Management" on page 13 for further information.

Security Ownership of Certain Beneficial Owners and Management

        Our authorized capital includes 99,680 shares of Class B Stock, all of which are issued and outstanding, and 50,000,000 of shares of Class A Stock, of which 13,634,831 shares of Class A Stock were issued and outstanding, and 50,000,000 shares of Preferred Stock, none of which were outstanding as of March 13, 2015.

        The following table sets forth certain information regarding the beneficial ownership of each class of our stock as of March 13, 2015 with respect to (i) each person known by us to beneficially own, or exercise control or discretion over, more than 5% (except as otherwise indicated) of any class of our stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers named in the "Summary Compensation Table" set forth herein and (iv) our directors, nominees for director and executive officers as a group. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Oppenheimer Holdings Inc., 85 Broad Street, New York, NY 10004.

        For purposes of the table, beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of stock which such person or group has the right to acquire within 60 days after March 13, 2015. The percentage of shares deemed outstanding is based on 13,634,831 shares of Class A Stock and 99,680 shares of Class B Stock outstanding as of March 13, 2015. In addition, for purposes of computing the percentage of Class A Stock owned by each person, the percentage includes all Class A Stock issuable upon the exercise of outstanding options held by such persons within 60 days after March 13, 2015.

        There are no outstanding rights to acquire beneficial ownership of any Class B Stock.

        Mr. A.G. Lowenthal has advised us that he intends to vote all of the Class B Stock owned and controlled by him for each of the matters referred to in the Notice of Meeting to be voted on at the

Meeting, including Matter No. 3, the approval of the Performance-Based Compensation Agreement between the Company and Mr. Lowenthal.

	Class A Stock		Class B Stock
Name of Beneficial Owner	Shares	%	Shares	%
Executive Officers, Directors, and Others
A.G. Lowenthal (1) (5)	2,930,309	21.35%	96,073	96.4%
J. J. Alfano (2)	45,365	*	60	*
R. Crystal (3)	8,775	*	—	—
W. Ehrhardt (4)	9,475	*	—	—
M. Goldfarb (2)	500	*	—	—
M.A.M. Keehner (5)	9,474	*	—	—
R. S. Lowenthal (6)	30,886	*	140	*
K.W. McArthur (7)	43,475	*	—	—
A.W. Oughtred (2)	10,275	*	—	—
E.K. Roberts (2)	195,575	1.4%	120	*
Executive Officers and Directors and Nominees as a group (10 persons)	3,284,109	24.2%	96,273	96.6%
*
Less than 1%

(1)
With respect to the Class A Stock, A.G. Lowenthal is the sole general partner of Phase II Financial L.P., a New York limited partnership, which is the record holder of 2,917,224 shares of Class A Stock. Mr. Lowenthal holds 13,085 shares of Class A Stock through the Oppenheimer 401(k) Plan. With respect to the Class B Stock, Phase II Financial Inc., a Delaware corporation wholly-owned by Mr. Lowenthal, is the holder of record of all such shares.

(2)
Stock is held directly.

(3)
Mr. Crystal owns 8,775 shares of Class A Stock directly and 20,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the ElP and the 2014 Incentive Plan.

(4)
Mr. Ehrhardt owns 9,475 shares of Class A Stock directly and 5,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP and the 2014 Incentive Plan.

(5)
Mr. Keehner owns 9,474 shares of Class A Stock directly and 5,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP and the 2014 Incentive Plan.

(6)
R.S. Lowenthal owns 27,534 shares of Class A Stock directly and 3,352 shares of Class A Stock through the Oppenheimer 401(k) Plan. R.S. Lowenthal owns 303,357 shares of Class A Stock indirectly through Phase II Financial LP, 174,000 shares of Class A Stock indirectly through the R.S. Lowenthal Family Trust and 150,000 shares of Class A Stock indirectly through the A.R. Lowenthal Family Trust. R.S. Lowenthal is a limited partner in Phase II Financial LP and the aforementioned trusts (which are included in the total number of shares of Class A Stock reported by A.G. Lowenthal in (3) above).

(7)
Mr. McArthur owns 43,475 shares of Class A Stock directly, 25,700 shares of Class A Stock are held through Shurway Capital and 5,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP and the 2014 Incentive Plan.

        There are no arrangements, known to us, the operation of which may at a subsequent date result in a change of control of our Company.

        All shares of Class A Stock authorized under the EIP, the ESP and the 2014 Incentive Plan have been approved by the Class B Stockholders. Descriptions of the 2006 Equity Incentive Plan, the Employee Share Plan and the 2014 Incentive Plan appear in note 14 of our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report to on Form 10-K for the year ended December 31, 2014.

        Class A Stock authorized for issuance under such share-based plans as of March 13, 2015 is as follows:

Plan	Number of shares of Class A Stock to be issued upon exercise of outstanding options or upon vesting of restricted stock or stock awards	Weighted average exercise price of outstanding awards	Number of shares of Class A Stock remaining available for future issuance
2006 Equity Incentive Plan	193,602	$23.61	Nil
Employee Share Plan	804,135	$20.33	Nil
2014 Incentive Plan	366,926	$20.84	814,704

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. We are required to report in this proxy statement any failure of our directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during or for the preceding fiscal year (or, to the extent not previously disclosed, any prior fiscal year).

        To our knowledge, based solely on review of copies of such reports furnished to us during and for the fiscal year ended December 31, 2014 and representations made to us by such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with, with the exception of Mr. A.G. Lowenthal who was late filing Form 5. All other Section 16(a) filings requirements are currently up to date.

Stock Buy-Back

        On October 7, 2011, the Company announced its intention to purchase up to 675,000 shares of its Class A non-voting common stock in compliance with the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission and the terms of its senior secured debt. The 675,000 shares represented approximately 5% of its then 13,572,265 issued and outstanding shares of Class A non-voting common stock. Any such purchases will be made by the Company in the open market at the prevailing open market price using cash on hand. All shares purchased will be cancelled. In 2013, the Company purchased and cancelled 208,578 shares of its Class A non-voting common stock for total consideration of $3.6 million ($18.07 per share). The Company did not purchase any Class A non-voting common stock in 2014. The repurchase program is expected to continue indefinitely. The repurchase program does not obligate the Company to repurchase any dollar amount or number of Class A non-voting common shares. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

 Certain Relationships and Related Party Transactions

Indebtedness of Directors and Executive Officers

        The following sets out information with respect to the aggregate indebtedness of our directors and executive officers under securities purchase and other programs. On December 31, 2014 and since that date, none of our directors and the executive officers were or have been indebted to us, except as follows:

Indebtedness of Directors and Executive Officers Under
(I) Securities Purchase And (2) Other Programs

Name and Principal Position	Involvement of Company or Subsidiary	Largest Amount Outstanding During 2014 ($)		Amount Outstanding as at March 13, 2015 ($)		Financially Assisted Securities Purchases During 2014 (#)	Security for Indebtedness	Amount Forgiven During 2014 ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)
Securities Purchase Programs
N/A
Other Programs
A.G. Lowenthal	Oppenheimer Margin Account	$	nil	$	nil	—	Margined securities	—
R.S. Lowenthal	Oppenheimer Margin Account	$	nil	$	nil	—	Margined securities	—

        During the year 2014, certain of our directors, executive officers and senior officers of Oppenheimer & Co. Inc., our subsidiary, maintained margin accounts with Oppenheimer & Co. Inc. in connection with the purchase of securities (including our securities). These margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability.

Other Relationships and Transactions

        R.S. Lowenthal, the son of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is Senior Managing Director and Head of Oppenheimer & Co.'s Fixed Income business and is compensated pursuant to a formula adopted to compensate employees of our Fixed Income department based on the performance of the department. R.S. Lowenthal was paid less than the formula dictated. R.S. Lowenthal became a Director in May 2013. Andrew Crystal, the brother of R. Crystal, one of our Directors, the first cousin of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer and the second cousin of R.S. Lowenthal, a Director, is an Oppenheimer & Co. Inc. financial advisor and is compensated on the same basis as other Oppenheimer & Co. Inc. financial advisors.

        Our Code of Conduct and Business Ethics for Directors, Officers and Employees contains prohibitions and restrictions on our directors, executive officers and other employees from entering into or becoming involved in situations which could give rise to conflicts of interest with us. Our directors, senior executives and employees and our subsidiaries are required to avoid investments or other interests and associations that interfere, might interfere or might be perceived to interfere, with the independent exercise of judgment in our best interests.

        Our directors, senior executives and employees may not advance their personal interests at our expense nor may they personally take or benefit from opportunities arising from their employment with us.

 MATTER NO. 3
PERFORMANCE-BASED COMPENSATION AGREEMENT

        The Company and Mr. A.G. Lowenthal, our Chief Executive Officer, are parties to an Amended and Restated Performance-Based Compensation Agreement dated as of January 1, 2010 (the "2010 Comp Agreement") which expires on the date of the Meeting. The 2010 Comp Agreement was approved by the Class B Stockholders on May 10, 2010. Because the 2010 Comp Agreement expires on the date of the Meeting, the Compensation Committee, which administers the 2010 Comp Agreement, has proposed and the Board on March 24, 2015 has approved a further amendment and restatement of the 2010 Comp Agreement for a term commencing on May 11, 2015 and ending on the date of the 2020 annual meeting of stockholders. The Amended and Restated Performance-Based Compensation Agreement dated as of May 11, 2015 between Mr. Lowenthal and the Company (the "Amended Agreement") proposed by the Compensation Committee and approved by the Board is attached to this proxy statement as Annex A. The Amended Agreement will not become effective until approved by the Class B Stockholders, including Mr. Lowenthal, at the Meeting and will be effective as of May 11, 2015.

        The terms of the Amended Agreement are similar to the terms of the 2010 Comp Agreement. Only the term of the agreement has been extended until the date of the 2020 annual meeting of stockholders. The Amended Agreement, like the 2010 Comp Agreement, provides that a portion of Mr. Lowenthal's compensation will be performance-driven in a manner that aligns that portion of his compensation with the performance of the Company and the long-term interests of the Company. At the beginning of each year, the Compensation Committee establishes objective performance goals based on one or more of the performance factors described in Exhibit A of the Amended Agreement attached to this proxy statement as Annex A. The performance-based compensation paid to Mr. Lowenthal in each year is dependent on the attainment of that year's performance goals. As with the 2010 Comp Agreement, performance-based payments to Mr. Lowenthal under the Amended Agreement are subject to a cap. It is not possible to determine the amounts that Mr. Lowenthal might receive under the Amended Agreement during its term, but such annual amounts will not exceed the annual caps. As disclosed above under "Compensation Discussion and Analysis-Chief Executive Officer Compensation," the application of the 2014 formula produced a Performance Award of $1.6 million for fiscal 2014 under the 2010 Comp Agreement, of which Mr. Lowenthal received $700,000 in cash.

        Accordingly, Class B Stockholders are being asked to approve the Amended Agreement between the Company and Mr. Lowenthal. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See "Security Ownership of Certain Beneficial Owners and Management."

        Reference is made to the "Report of the Compensation Committee" above and, in particular, to the information under "Compensation Discussion and Analysis — U.S. Internal Revenue Code Section 162(m)" for an explanation as to the tax deductibility to the Company of performance-based compensation paid to Mr. Lowenthal.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PERFORMANCE-BASED COMPENSATION AGREEMENT ATTACHED AS ANNEX A.

 STOCKHOLDER PROPOSALS

        The DGCL, which governs our Company, provides that certain registered or beneficial holders of shares entitled to vote at a meeting of stockholders may, in accordance with the provisions of the DGCL, submit a notice to us of a proposal that the holder wishes to be considered by the stockholders entitled to vote at a meeting of stockholders. In order for any stockholder proposal to be included in the proxy statement for the next annual meeting of stockholders of the Company following the Meeting, the proposal must be submitted to the Company at its office at 85 Broad Street, New York, NY 10004 (Attention: Secretary) prior to February 2, 2016.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Holders of Class A and Class B Stock or other interested parties may communicate with the Board of Directors, including the Lead Director or our independent directors as a group, including to request copies of our Annual Report on Form 10-K for the year ended December 31, 2014, which includes our financial statements and management's discussion and analysis, by e-mail to info@opco.com (Attention: Board of Directors) or by mail to:

Oppenheimer Holdings Inc.
Board of Directors
c/o Secretary
85 Broad Street
New York, NY 10004

        All such correspondence will be forwarded to the Lead Director or to any individual director or directors to whom the communications is or are directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate. Our Secretary has the authority to discard or disregard inappropriate communications or to take other reasonable actions with respect to any such inappropriate communications.

WHERE YOU CAN FIND MORE INFORMATION

        Our Annual Report on Form l0-K for the year ended December 31, 2014 also serves as our 2014 Annual Report to Stockholders. It is available to view and print on-line on our website at www.opco.com on the Investor Relations page. A stockholder who wants to receive a paper or email copy of our Annual Report on Form 10-K for the year ended December 31, 2014 must request one. The report is available, without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. Exhibits will be provided upon request and payment of a reasonable fee.

        You may read and copy our reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of our reports, proxy statement and other information by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Oppenheimer Holdings Inc., that file electronically with the SEC. The address of the SEC's Internet website is http://www.sec.gov.

        Additional information relating to us is available on our website at www.opco.com.

        You should rely only on the information contained in this proxy statement to vote on the proposals set forth herein. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 26, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than March 13, 2015, and neither the availability of this proxy statement via the Internet nor the mailing of this proxy statement to stockholders shall create any implication to the contrary.

OTHER INFORMATION

        Our Board of Directors is aware of no other matters, except for those incident to the conduct of the Meeting, that are to be presented to Class B Stockholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By Order of the Board of Directors,
Dennis P. McNamara, Secretary

March 26, 2015

ANNEX A

AMENDED AND RESTATED

PERFORMANCE-BASED COMPENSATION AGREEMENT

        THIS AMENDED AND RESTATED AGREEMENT (the "Agreement") between OPPENHEIMER HOLDINGS INC. ("Holdings") and ALBERT G. LOWENTHAL ("Lowenthal") is effective as of May 11, 2015, subject to, and conditioned upon, approval by Holdings' Class B Stockholders at the 2015 annual meeting. This Agreement is an amendment and restatement of the Amended and Restated Performance-Based Compensation Agreement, dated as of January 1, 2010, between Lowenthal and the Company (the "Prior Agreement") which was due to expire on May 11, 2015.

WITNESSETH:

        WHEREAS, Lowenthal is employed by Oppenheimer & Co. Inc., a wholly-owned subsidiary of Holdings (the "Company"), and Holdings as their respective Chief Executive Officer and serves as Chairman of their respective Boards of Directors; and

        WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of Holdings (the "Board") has determined that it is in the best interests of the Company and Holdings to provide a portion of the compensation for Lowenthal's services during the Term hereof in a manner that aligns the compensation of Lowenthal with the performance of the Company and Holdings, the long-term interests of the stockholders of Holdings and the compensation paid to other chief executive officers of comparable financial service companies;

        NOW, THEREFORE, in consideration of the premises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings and Lowenthal agree as follows:

  1. Definitions.

        (a) Class A Stock means the Class A non-voting shares of Holdings.

        (b) Market Value of a share of Class A Stock as of a determination date means its closing price on the New York Stock Exchange on such date or, if such date is not a trading day, on the trading day next preceding such determination date.

        (c) Performance Award means the written performance goal established with respect to a Performance Year pursuant to Section 2.

        (d) Performance Award Amount means the amount of performance-based compensation determined pursuant to the terms of a Performance Award.

        (e) Performance Year means a calendar year during the Term.

        (f) Term means the period commencing on May 11, 2015 and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the 2015 annual meeting of stockholders of Holdings occurs (i.e., the stockholder meeting occurring in 2020).

  2. Performance Awards.

        On or before the 90th day of each Performance Year, the Committee shall establish a written performance goal (the "Performance Award") with respect to such Performance Year. Such Performance Award shall be in the form of a written formula pursuant to which the Performance Award Amount shall be determined based upon the degree of attainment in such Performance Year of targets expressed in terms of one or more of the factors set forth on Exhibit A to this Agreement, as may be amended from time to time by

Lowenthal and Holdings (by action of the Committee) in writing, subject to, and conditioned upon, approval by Holdings' stockholders and such other approvals as may be necessary. Except to the extent otherwise provided in this Agreement, the Company shall pay Lowenthal the Performance Award Amount in cash or, pursuant to the Oppenheimer Holdings Inc. 2006 Equity Incentive Plan or the Oppenheimer & Co. Inc. Employee Share Plan, stock within five (5) days after the Committee's certification for each award in accordance with Section 3 following the end of each Performance Year, which shall be no later than March 15 of the year following the Performance Year to which the Committee's certification relates.

  3. Administration.

        The procedures with respect to Performance Awards made under this Agreement shall be administered by the Committee. The Committee shall at all times consist of two or more members and shall be constituted in such a manner as to satisfy the requirements of applicable law, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and the provisions of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full power and authority to grant awards hereunder and to administer and interpret this Agreement and to adopt such rules, regulations and guidelines as it deems necessary or advisable to give effect to the purpose and intent of this Agreement. Prior to payment of any Performance Award payable hereunder with respect to any Performance Year the Committee shall certify as to the degree to which the performance goals underlying the Performance Award have been attained for such Performance Year. Certification by the Committee shall be made by March 10 of each Performance Year.

  4. Performance Award Amount Limitation.

        In no event may the Performance Award Amount with respect to any Performance Year during the Term exceed $10,000,000.

  5. Termination of Employment.

        If prior to the end of a Performance Year Lowenthal's employment with the Company or Holdings terminates for any reason (including death or permanent disability) other than the termination of his employment for Cause (as defined below), in lieu of any payments otherwise payable under this Agreement with respect to such Performance Year, Lowenthal or his estate shall be paid, on the later of (x) five (5) days after the Committee's certification in accordance with Section 3 following the end of the Performance Year in which termination occurs or (y) the first business day that is at least six (6) months and one (1) day after the date of termination, the sum of the following: (i) the amount that would be owed to Lowenthal with respect to the Performance Award (other than the portion thereof described in clause (ii)) for such Performance Year (for the avoidance of doubt such amount shall be subject to the actual achievement of performance goals applicable to such Performance Award) multiplied by a fraction, the numerator of which is the number of actual days of the year to the date of such termination and the denominator of which is 365 and (ii) with respect to the portion (if any) of the Performance Award attributable to appreciation in the Market Value of Class A Stock, the amount that would be owed to Lowenthal with respect to the stock appreciation amount using the Market Value of the Class A Stock on such termination date rather than December 31 of the Performance Year; provided, however, that any such payment of a Performance Award Amount shall be subject to the limit set forth in Section 4 and the prior certification of the Committee as set forth in Section 3.

        If prior to the end of a Performance Year, Lowenthal's employment is terminated for Cause, his right to receive any payment under this Agreement with respect to such Performance Year shall be forfeited. For purposes of this Agreement, "Cause" means (i) conviction of a felony involving theft or moral turpitude, or (ii) a determination by the Board that Lowenthal has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to his duties which results in material economic harm to Holdings or the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Lowenthal's part shall be considered "willful" unless it is done by him in bad faith and without reasonable belief that his action was in the best interests of Holdings and the Company.

  6. Deferral Election.

        Notwithstanding anything to the contrary herein, to the extent that Lowenthal makes an election in accordance with the terms of the Oppenheimer & Co. Inc. Executive Deferred Compensation Plan (the "Plan") to defer payment of all or a portion of a Performance Award Amount, such deferred portion (together with interest and earnings thereon as determined pursuant to the terms of the Plan) will be paid at the time and in the manner provided under the Plan, provided that such interest-bearing or investment vehicle is based on reasonable rate of interest or on one or more predetermined actual investments (whether or not the Performance Award Amount is actually invested therein) such that the total amount payable to Lowenthal at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Although Holdings and the Company do not guarantee the particular tax treatment of a Performance Award granted under the Plan, Performance Awards granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and all Performance Awards shall be interpreted in accordance with Code Section 409A.

  7. Effectiveness of Agreement.

        This Agreement shall be effective as of the date of May 11, 2015, subject to approval thereof by holders of a majority of the Class B voting stock of Holdings (the "Class B Shares") present and entitled to vote at the 2020 annual meeting of Holdings' stockholders. If this Agreement is not approved by Holdings' stockholders, the Agreement as amended and restated will be null and void and the Prior Agreement will continue in effect in accordance with its terms.

  8. Interpretation.

        No provision of this Agreement may be altered or waived except in a writing executed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, written or oral, between Holdings (or any predecessor) and Lowenthal, including the Prior Agreement, which shall be superseded by this Agreement as of the Effective Date, except as otherwise expressly set forth herein. No party shall be bound by any warranties, representations or guarantees, except as specifically set forth in this Agreement. Performance Awards granted under the Plan are intended to comply with the requirements of Code Section 162(m) and the regulations promulgated thereunder applicable to "performance-based" compensation and all Performance Awards shall be interpreted in accordance with such requirements. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included. This Agreement shall be interpreted under the law of the State of New York without giving effect to the conflict of law provisions thereof.

  9. Arbitration.

        Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement which cannot be resolved by Lowenthal and Holdings shall be determined and settled according to the Commercial Arbitration Rules of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on Holdings and Lowenthal and judgment may be entered on the arbitrator's award in any court having jurisdiction.

  10. Entire Agreement.

        This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between Holdings (or any predecessor) and Lowenthal, including the Prior Agreement, which shall be superseded by this Agreement as of the Effective Date except as otherwise expressly set forth herein.

  11. Assignability.

        The respective rights and obligations of Lowenthal and Holdings under this Agreement shall inure to the benefit of and be binding upon the heirs and legal representatives of Lowenthal and the successors and assigns of Holdings.

        IN WITNESS WHEREOF, Holdings and Lowenthal have executed this Agreement as of the day and year first above written.

OPPENHEIMER HOLDINGS INC.
BY:	/s/ J.J. Alfano
J.J. Alfano, Chief Financial Officer
Name and Title
/s/ A.G. Lowenthal
Albert G. Lowenthal

 EXHIBIT A
PERFORMANCE FACTORS

        A.    Performance Factors.    Performance factors shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following criteria, to the extent permitted under Section 162(m) of the Code:

  •
  Total return on equity, including after-tax or pre-tax return on stockholder equity;

  •
  Revenues;

  •
  Consolidated after-tax profit or pre-tax profit, including, without limitation, as attributable to continuing and/or other operations;

  •
  Profit margin or operating margin (whether net or gross) or one of the components thereof (to the extent recognized as a distinct component thereof under generally accepted accounting principles ("GAAP"));

  •
  Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, and goals relating to divestitures, joint ventures and similar transactions;

  •
  The increase in the Market Value of a share of Class A Stock from the date the Committee establishes the performance goal (or, if later, January 1 of the Performance Year) to December 31 of the Performance Year;

  •
  The growth in the value of an investment in Class A Stock assuming the reinvestment of dividends, dividend growth or market capitalization;

  •
  Earnings per share or earnings per share from continuing operations;

  •
  Return on capital employed, return on invested capital, or return on assets;

  •
  Operational cash flow or economic value added;

  •
  Enterprise value or value creation targets;

  •
  Specified objectives with regard to limiting the level of increase in all or a portion of, Holdings' bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

  •
  A transaction that results in the sale of stock or assets of Holdings;

  •
  Earnings before interest, taxes plus amortization and depreciation;

  •
  Reduction in expenses or cost savings;

  •
  Any financial metric set forth herein or in the Holdings' financial statements as a percentage of another financial metric;

  •
  any combination of the above factors.

        To the extent permitted under Section 162(m) of the Code, unless the Committee otherwise determines, in its sole discretion, that appropriate adjustment should be made to reflect the impact of an event or occurrence, the Committee shall exclude and disregard the impact of any of the following events or occurrences:

  (i)
  restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges;

  (ii)
  an event either not directly related to the operations of the Holdings or not within the reasonable control of Holdings' management; or

  (iii)
  a change in tax law or accounting standards required by generally accepted accounting principles.

        Performance factors may also be based upon the attainment of specified levels of performance under one or more of the measures described above (x) by an affiliate, subsidiary, division, other operational unit, business segment or administrative department of Holdings or (y) by Holdings or any of the foregoing entities relative to the performance of other corporations (or an affiliate, subsidiary, division, other operational unit, business segment or administrative department of another corporation). To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:

  (i)
  designate additional business criteria on which the performance criteria may be based; or

  (ii)
  adjust, modify or amend the aforementioned business criteria.

        B.    GAAP.    Except as otherwise provided herein, the measures used in the above performance factors shall be determined in accordance with GAAP and in a manner consistent with the methods used in Holdings' regular reports on Forms 10-K and 10-Q.

        C.    Deviations from GAAP.    To the extent any objective performance factors are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the performance factors are determined.

OPPENHEIMER

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Annual Meeting Proxy Card

1. Election of Directors:

	FOR	WITHHELD		FOR	WITHHELD		FOR	WITHHELD
1.1 - R. Crystal	☐	☐	1.2 - W. Ehrhardt	☐	☐	1.3 - M.A.M. Keehner	☐	☐
1.4 - A.G. Lowenthal	☐	☐	1.5 - R.S. Lowenthal	☐	☐	1.6 - K.W. McArthur	☐	☐
1.7 - A.W. Oughtred	☐	☐	1.8 - E.K. Roberts	☐	☐			

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 2 3 1 8 1 7 1

0208ED

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0208ED 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1.1 - R. Crystal 1.4 - A.G. Lowenthal 1.7 - A.W. Oughtred 1.2 - W. Ehrhardt 1.5 - R.S. Lowenthal 1.8 - E.K. Roberts 1.3 - M.A.M. Keehner 1.6 - K.W. McArthur 1. Election of Directors: For Against Abstain 2. The appointment of Deloitte & Touche LLP as auditors for 2015 and the authorization of the Audit Committee to fix the remuneration of the auditors. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. FOR WITHHELD FOR WITHHELD FOR WITHHELD IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 3. Approval of the Performance-Based Compensation Agreement. MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 2 3 1 8 1 7 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting of Stockholders – May 11, 2015 THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY The undersigned hereby appoints Mr. A.G. Lowenthal and D.P McNamara, Esq., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Class B Voting Common Stock of Oppenheimer Holdings Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 11, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. A Class B Stockholder has the right to appoint a person, who need not be a Class B Stockholder, to represent the Class B Stockholder at the Meeting other than the persons designated herein. To exercise this right, a Class B Stockholder may insert the name of the desired person in the blank space provided below or may submit another form of proxy. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. (Continued and to be marked, dated and signed on the other side) . Proxy Services C/O Computershare Investor Services P O Box 43102 Providence RI 02940-3000 Proxy — OPPENHEIMER HOLDINGS INC.

QuickLinks

PROXY STATEMENT
SUMMARY
Oppenheimer Holdings Inc.
Questions and Answers about the Matters to be Acted Upon
THE MEETING
Solicitation of Proxies
Class A Stock and Class B Stock
Appointment and Revocation of Proxies
MATTER NO. 1 ELECTION OF DIRECTORS
Nominees for Election as a Director
2014 DIRECTOR COMPENSATION TABLE
Outstanding Equity Awards Table As of December 31, 2014
Options Exercised and Stock Vested For the Year Ended December 31, 2014
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MATTER NO. 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
SUMMARY COMPENSATION TABLE For the Year Ended December 31, 2014
All Other Compensation Table For the Year Ended December 31, 2014
Grants of Plan-Based Awards Table For the Year Ended December 31, 2014
Outstanding Equity Awards Table As of December 31, 2014
Options Exercised and Stock Vested For the Year Ended December 31, 2014
Nonqualified Deferred Compensation Table For the Year Ended December 31, 2014
Realized pay for fiscal 2014
Realized Pay for Fiscal 2014 Table
Compensation Policies and Risk
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Party Transactions
Indebtedness of Directors and Executive Officers Under (I) Securities Purchase And (2) Other Programs
MATTER NO. 3 PERFORMANCE-BASED COMPENSATION AGREEMENT
STOCKHOLDER PROPOSALS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION
OTHER INFORMATION
ANNEX A AMENDED AND RESTATED PERFORMANCE-BASED COMPENSATION AGREEMENT
WITNESSETH
EXHIBIT A PERFORMANCE FACTORS